Exhibit 10.3

TRANSITION SERVICES AGREEMENT

BETWEEN

CONAGRA FOODS, INC.

AND

LAMB WESTON HOLDINGS, INC.

Dated November 8, 2016

TRANSITION SERVICES AGREEMENT

THIS TRANSITION SERVICES AGREEMENT dated November 8, 2016 (this “Agreement”), is between ConAgra Foods, Inc., a Delaware corporation (“ConAgra”), and Lamb Weston Holdings, Inc., a Delaware corporation (“Lamb Weston”). ConAgra and Lamb Weston are sometimes referred to herein individually as a “Party”, and collectively as the “Parties”.

RECITALS

A. Lamb Weston and ConAgra are Parties to that certain Separation and Distribution Agreement dated as of even date herewith (the “Separation Agreement”).

B. Pursuant to the Separation Agreement, the Parties agreed to separate ConAgra into two companies (1) Lamb Weston which will own and conduct, directly and indirectly, the LW Business; and (2) ConAgra, which will continue to own and conduct, directly and indirectly, the Retained Business (the “Separation”).

C. In connection with the transactions contemplated by the Separation Agreement and in order to ensure a smooth transition following the Separation, each Party desires that the other Party provide, or cause its Affiliates or contractors to provide, certain transition services.

D. It is the intent of the Parties that the Services be provided at cost, and therefore, the Fees set forth on Annex B were calculated to reflect costs.

In consideration of the forgoing and the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions. Unless otherwise defined herein, each capitalized term will have the meaning specified for such term in the Separation Agreement. As used in this Agreement:

“Additional Service” has the meaning set forth in Section 2.2.

“Agreement” has the meaning set forth in the Preamble.

“Authorized Representative” means, for each Party, any of the individuals listed on Annex A under the name of such Party.

“Availed Party” has the meaning set forth in Section 5.2(a).

“ConAgra” has the meaning set forth in the Preamble.

“Eligible Services” has the meaning set forth in Section 6.2(a).

“Extendable Service” has the meaning set forth in Section 6.1(b).

“Fees” means the fees for a particular Service as set forth on Annex B.

“Force Majeure Events” has the meaning set forth in Section 3.5(b).

“Invoice” has the meaning set forth in Section 4.3(a).

“Lamb Weston” has the meaning set forth in the Preamble.

“Objection Notice” has the meaning set forth in Section 4.4.

“Partial Termination” has the meaning set forth in the Section 6.2(a).

“Party” has the meaning set forth in the Preamble.

“Payment Due Date” has the meaning set forth in Section 4.3(b).

“Safety and Security Policies” has the meaning set forth in Section 5.2(a).

“Separation” has the meaning set forth in the Recitals.

“Separation Agreement” has the meaning set forth in the Recitals.

“Service Provider” means ConAgra or any of its Subsidiaries providing a Service hereunder.

“Service Recipient” means Lamb Weston or any of its Subsidiaries receiving a Service hereunder.

“Service Recipient Data” means all of the data and information owned and provided solely by the Service Recipient, or created by the Service Provider solely on behalf, or for the benefit, of the Service Recipient (including any such data and information created by the Service Provider or the Service Recipient using the Service Provider’s computer systems or software) in relation to the provision of the Services.

“Service Term” means the term for a particular Service as set forth on Annex B.

“Services” means the Services generally described on Annex B and any other Service provided by ConAgra or any of its Subsidiaries pursuant to this Agreement.

“Systems” has the meaning set forth in Section 5.2(a).

“Term” has the meaning set forth in Section 6.1(a).

ARTICLE II

PERFORMANCE AND SERVICES

Section 2.1 General.

(a) During the Term, and subject to the terms and conditions of this Agreement, ConAgra will provide, or cause to be provided, the Services to Lamb Weston and its Subsidiaries. The applicable Fee for each Service will be the specified Fee for such Service set forth on Annex B, and the applicable Service Term for each Service will be the specified Service Term for such Service set forth on Annex B. Notwithstanding anything to the contrary contained herein or on any Annex, ConAgra will have no obligation under this Agreement to: (i) operate the LW Business or any portion thereof (it being acknowledged and agreed by ConAgra and Lamb Weston that providing the Services will not be deemed to be operating the LW Business or any portion thereof); (ii) advance funds or extend credit to Lamb Weston; (iii) hire new employees for the purpose of providing the Services; (iv) provide Services to any Person other than members of the LW Group; or (v) implement systems, processes, technologies, plans or initiatives developed, acquired or utilized by ConAgra whether before or after the Distribution Date.

(b) Notwithstanding anything to the contrary in this Agreement, neither ConAgra nor Lamb Weston (nor any of their respective Subsidiaries) will be required to perform Services hereunder or take any actions relating thereto that conflict with or violate any applicable Law, contract, license, sublicense, authorization, certification or permit.

Section 2.2 Additional Services. If Lamb Weston reasonably determines that additional transition services (not listed on Annex B) of the type previously provided by the ConAgra Group to the LW Business are necessary to conduct the LW Business, and Lamb Weston or its Subsidiaries are not able to provide such services to the LW Business or such services are not commercially available from third party providers, then Lamb Weston may provide written notice thereof to ConAgra. Upon receipt of such notice by ConAgra, if ConAgra is willing, in its sole discretion, to provide such additional service during the Term, the Parties will negotiate in good faith an amendment to Annex B setting forth the additional service (each such service an “Additional Service”), the terms and conditions for the provision of such Additional Service and the Fees payable by Lamb Weston for such Additional Service, such Fees to be determined on an arm’s-length basis with the intent that they reflect costs.

Section 2.3 Service Requests. Any requests by a Party to the other Party regarding the Services or any modification or alteration to the provision of the Services must be made by an Authorized Representative (it being understood that the receiving Party will not be obligated to agree to any modification or alteration requested thereby). Notwithstanding anything to the contrary hereunder, each Party may avail itself of the remedies set forth in Section 6.3 without fulfilling the notice requirements of this Section 2.3.

Section 2.4 Access. Subject to Section 5.2, Lamb Weston, at the reasonable request of ConAgra, will make available on a timely basis to ConAgra all information reasonably requested by ConAgra to enable it to provide the Services. Lamb Weston will give ConAgra and its Affiliates, employees, agents and representatives, as reasonably requested by ConAgra, reasonable access, during regular business hours and at such other times as are reasonably required, to the premises of the LW Business for the purposes of providing the Services.

ARTICLE III

SERVICE QUALITY; INDEPENDENT CONTRACTOR

Section 3.1 Service Quality.

(a) The Service Provider will perform the Services in a manner and quality that is substantially consistent with the Party’s past practice (including as to quantity) in performing the Services for the LW Business, and in any event in compliance with any terms or service levels set forth on the applicable Annex. The Service Recipient will use the Services in substantially the same manner and on substantially the same scale as they were used by such Party and its Affiliates in the past practice of the LW Business, prior to the Distribution Date.

(b) Each Party acknowledges and agrees that certain of the Services to be provided under this Agreement have been, and will continue to be provided (in accordance with this Agreement and the Annexes hereto) to the LW Business by third parties designated by the Service Provider. To the extent so provided, the Party responsible for providing such Services will use Commercially Reasonable Efforts to (i) cause such third parties to provide such Services under this Agreement and/or (ii) enable the Party seeking the benefit of such Services and its Subsidiaries to avail itself of such Services; provided, however, that if any such third party is unable or unwilling to provide any such Services, the Parties agree to use their Commercially Reasonable Efforts to determine the manner, if any, in which such Services can best be provided (it being acknowledged and agreed that any costs or expenses to be incurred in connection with obtaining a third party to provide any such Services will be paid by the Party to which such Services are provided; provided that the Service Provider will use Commercially Reasonable Efforts to communicate the costs or expenses expected to be incurred in advance of incurring such costs or expenses).

Section 3.2 Independent Contractor; Assets.

(a) The Service Provider is an independent contractor. All employees and representatives of the Service Provider and any of its Subsidiaries involved in providing Services will be under the exclusive direction, control and supervision of the Service Provider or its Subsidiaries (or their subcontractors) providing such Services, and not of the Service Recipient. The Service Provider or its Subsidiaries (or their subcontractors) providing the Services will be solely responsible for compensation of its employees, and for all withholding, employment or payroll taxes, unemployment insurance, workers’ compensation, and any other insurance and fringe benefits with respect to such employees. The Service Provider or its Subsidiaries (or their subcontractors) providing the Services will have the exclusive right to hire and fire any of its employees in accordance with applicable Law. The Service Recipient will have no right to direct and control any of the employees or representatives of the Party or its Subsidiaries (or their subcontractors) providing such Services.

(b) All procedures, methods, systems, strategies, tools, equipment, facilities and other resources used by a Party, any of its Subsidiaries or any third party service provider in connection with the provision of the Services hereunder will remain the property of such Party, its Subsidiaries or such service providers and, except as otherwise provided herein, will at all times be under the sole direction and control of such Party, its Subsidiaries or such third party service provider. No license under any patents, know-how, trade secrets, copyrights or other rights is granted by this Agreement or any disclosure in connection with this Agreement by either Party.

Section 3.3 Uses of Services. The Service Provider will be required to provide the Services only to the Service Recipient and the Service Recipient’s Subsidiaries in connection with the Service Recipient’s operation of the Business. The Service Recipient may not resell any Services to any Person whatsoever or permit the use of such Services by any Person other than in connection with the operation of the Business in the ordinary course of business.

Section 3.4 Transition of Responsibilities. Lamb Weston agrees to use Commercially Reasonable Efforts to reduce or eliminate its and its Subsidiaries’ dependence on each Service as soon as is reasonably practicable. Each Party agrees to cooperate with the other Party to facilitate the smooth transition of the Services being provided to the Service Recipient by the Service Provider.

Section 3.5 Disclaimer of Warranties: Force Majeure.

(a) Except as expressly set forth in this Agreement: (i) Lamb Weston acknowledges and agrees (on behalf of itself and any other Service Recipient) that ConAgra makes no warranties of any kind with respect to the Services to be provided hereunder; and (ii) ConAgra hereby expressly disclaims all warranties with respect to the Services to be provided hereunder, as further set forth immediately below.

EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, THE SERVICES TO BE PROVIDED UNDER THIS AGREEMENT WILL BE PROVIDED AS-IS, WHERE-IS, WITH ALL FAULTS, AND WITHOUT WARRANTY OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF NON-INFRINGEMENT, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, CONFORMITY TO ANY REPRESENTATION OR DESCRIPTION, TITLE OR ANY OTHER WARRANTY WHATSOEVER.

(b) Notwithstanding anything to the contrary contained in this Agreement, neither Party will be liable for any interruption, delay or failure to perform any obligation under this Agreement (but specifically excluding any inability or failure to pay for

Services rendered hereunder) when such interruption, delay or failure results from causes beyond such Party’s reasonable control, including any Law or act of any Governmental Authority, riot, terrorism, insurrection or other hostilities, embargo, fuel or energy shortage, equipment breakdowns, power failure, pandemic, epidemic, fire, flood, earthquake or act of God, strikes, lockouts, labor shortages, failure of a third party to satisfy its contractual obligations, or any other similar cause (“Force Majeure Events”); provided, however, that the affected Party promptly notifies the other Party, in writing, upon learning of the occurrence of the Force Majeure Event. Subject to compliance with the foregoing, a Party’s obligations hereunder will be postponed for such time as its performance is suspended or delayed on account of the Force Majeure Event and, upon the cessation of the Force Majeure Event, such Party will use Commercially Reasonable Efforts to resume promptly its performance hereunder.

ARTICLE IV

FEES; PAYMENT

Section 4.1 Fees. The Service Recipient will pay the Service Provider the Fees for the Services provided by such Service Provider under this Agreement. The Fees for the Services are set forth on Annex B.

Section 4.2 Taxes. To the extent required or permitted by applicable Law, there will be added to any Fees due under this Agreement, and Lamb Weston agrees to pay to the Service Provider, amounts equal to any taxes, however designated or levied, based upon such Fees, or upon this Agreement or the Services provided under this Agreement, or their use, including state and local privilege or excise taxes based on gross revenue and any taxes or amounts in lieu thereof paid or payable by the Service Provider hereunder. In the event taxes are not added to an invoice from the Service Provider hereunder, the Service Recipient is responsible to remit to the appropriate tax jurisdiction any additional amounts due including taxes, interest and penalties. The Parties will cooperate with each other to minimize any of these taxes to the extent reasonable. If additional amounts are determined to be due on the Services provided hereunder as a result of an audit by a tax jurisdiction, Lamb Weston agrees to reimburse the Service Provider for the additional amounts due including taxes, interest and penalties. Lamb Weston will have the right to contest the assessment with the tax jurisdiction at its own expense. The Service Provider hereunder will be responsible for penalties or interest solely attributable to its failure to remit invoiced taxes. The Parties further agree that, notwithstanding the foregoing, neither Party will be required to pay any franchise taxes, taxes based on the income of the other Party or personal property taxes on property owned or leased by a Party and used by such Party to provide Services. Notwithstanding anything else in this Agreement to the contrary, the obligations of this Section 4.2 will remain in effect until the expiration of the relevant statutes of limitation.

Section 4.3 Invoices and Payment.

(a) Unless otherwise specified in Annex B, within 10 days following the end of each fiscal month of Service Provider, the Service Provider will submit to the Service

Recipient for payment a written statement of amounts due under this Agreement for such month (an “Invoice”). The Invoice will set forth the Fees and any third party costs or charges that are required to be reimbursed by Service Recipient in connection with the provision of any Services, in the aggregate and itemized, based on the descriptions set forth on Annex B. Each statement will specify the nature of any amounts due for any Fees as set forth on Annex B and will contain reasonably satisfactory documentation in support of such amounts as specified therein and such other supporting detail as the Service Recipient may reasonably require to validate such amounts due.

(b) Unless otherwise specified in Annex B, Lamb Weston will pay all amounts due pursuant to an Invoice no later than 14 days after the date of the Invoice (the “Payment Due Date”). All timely payments under this Agreement will be made without early payment discount.

(c) Subject to Section 4.4, if Lamb Weston fails to pay the full amount of any invoice by the Payment Due Date, such failure will be considered a material default under this Agreement. The remedies provided to each Party by this Section 4.3(c) and by Section 6.3 will be cumulative with respect to any other applicable provisions of this Agreement. Payments made after the Payment Due Date will bear interest at the rates set forth in Annex B for the applicable Services.

Section 4.4 Payment Disputes. The Service Recipient may object to any amounts for any Service invoiced to it at any time before, at the time of, or after payment is made, provided such objection is made in writing (“Objection Notice”) to the Service Provider prior to the Payment Due Date. Any dispute under this Section 4.4 will be resolved in accordance with the provisions of Section 7.8 and Article V of the Separation Agreement. The Service Recipient will pay interest, which will begin to accrue beginning on the date that is 60 days following receipt of the Service Recipient’s Objection Notice, at an annual rate equal to the Prime Rate plus 2.0% (compounded monthly) on any amounts it is required to pay to the Service Provider upon resolution of the dispute if the dispute is resolved in the Service Provider’s favor.

ARTICLE V

CONFIDENTIALITY

Section 5.1 Confidentiality. Each Party agrees that the specific terms and conditions of this Agreement and any information, Service Recipient Data and Materials conveyed or otherwise received by or on behalf of a Party in conjunction herewith are confidential and are subject to the terms of the confidentiality provisions set forth in Section 3.04 of the Separation Agreement.

Section 5.2 Security.

(a) If either Party (including its Affiliates and their employees, authorized agents and subcontractors) is given access to the other Party’s computer systems or software (collectively, “Systems”), premises, equipment, facilities or data in connection with the Transition Services, the Party given access (the “Availed Party”) will comply with (and will cause its Affiliates, and their employees, authorized agents and subcontractors to comply with) all of the other Party’s policies and procedures in relation to the use and access of the other Party’s Systems, premises, equipment, facilities or data (collectively, “Safety and Security Policies”), and will not tamper with, compromise or circumvent any safety, security or audit measures employed by such other Party. The Availed Party will access and use only those Systems, premises, equipment, facilities and data of the other Party for which it has been granted the right to access and use.

(b) Each Party will use Commercially Reasonable Efforts to ensure that only those of its personnel who are specifically authorized to have access to the Systems, premises, equipment, facilities and data of the other Party gain such access, and use Commercially Reasonable Efforts to prevent unauthorized access, use, destruction, alteration or loss of such Systems, premises, equipment, facilities or data (including, in each case, any information contained therein), including notifying its personnel of the restrictions set forth in this Agreement and of the Safety and Security Policies.

(c) If, at any time, the Availed Party determines that any of its personnel has sought to circumvent, or has circumvented, the Safety and Security Policies, that any unauthorized Availed Party personnel has accessed the Systems, premises, equipment, facilities or data, or that any of its personnel has engaged in activities that may lead to the unauthorized access, use, destruction, alteration or loss of, or damage to, premises, facilities, equipment, data, information or software of the other Party, the Availed Party will promptly terminate any such person’s access to the Systems, premises, equipment, facilities or data and promptly notify the other Party. In addition, such other Party will have the right to deny personnel of the Availed Party access to its Systems, premises, equipment, facilities or data upon notice to the Availed Party in the event that the other Party reasonably believes that such personnel have engaged in any of the activities set forth above in this Section 5.2(c) or otherwise pose a security concern. The Availed Party will use Commercially Reasonable Efforts to cooperate with the other Party in investigating any apparent unauthorized access to such other Party’s Systems, premises, equipment, facilities or data.

(d) If any Systems, premises, equipment or facilities of a Party are damaged (ordinary wear and tear excepted) due to the conduct of the Availed Party or any of its Affiliates, or their employees, authorized agents or subcontractors, the Availed Party will be liable to the other Party for all costs associated with such damage, to the extent such costs exceed any available insurance proceeds.

ARTICLE VI

TERMINATION

Section 6.1 Term.

(a) The term of this Agreement (the “Term”) will commence on the Distribution Date and end on the earliest to occur of (i) the date on which the provision of all Services have terminated pursuant to Annex B (inclusive of any term extension agreed to by the Parties for any Extendable Service pursuant to Section 6.1(b)), (ii) the date on which the provision of all Services has been terminated by the Parties pursuant to Section 6.2, (iii) the date this Agreement is terminated pursuant to Section 6.3 and (iv) the date that is 18 months after the Distribution Date.

(b) Annex B identifies those Services that are eligible for an extension of their respective Service Term as provided in this Section 6.1(b) (each such Service, an “Extendable Service”). To the extent reasonably necessary to (i) continue the transition of any Extendable Service from ConAgra or its Affiliates to Lamb Weston, its Affiliates or other providers and (ii) the continued operation of Lamb Weston’s business in connection therewith, in each case, as reasonably agreed by Lamb Weston and ConAgra, Lamb Weston may elect, by delivering written notice to ConAgra no later than 45 days prior to the end of the then in effect term for such Extendable Service, to extend any such Extendable Service (and, as necessary, the term of this Agreement with respect to such Service) by a period of up to six months (or such shorter extension period as provided in Annex B for such Extendable Service); provided, however, that Lamb Weston may only extend each such Extendable Service one time; provided further, however, that any extension of the Service Term for such Extendable Service is subject to receiving any necessary consents from third party vendors to such extension. To the extent the Service Term of any Extendable Service is extended hereunder, Service Recipient will be responsible for any incremental costs related to enabling such extension.

Section 6.2 Partial Termination.

(a) Annex B identifies those Services that are eligible for termination prior to the expiration of the Service Term (“Eligible Services”). The Service Recipient may, upon providing to the Service Provider the notice specified in Annex B and satisfying any such other requirements specified in Annex B with respect to any such Eligible Service, terminate any Eligible Services that, prior to the expiration of the Service Term, are no longer needed from the Service Provider, in which case this Agreement will terminate as to such Eligible Services (a “Partial Termination”); provided, that such termination shall not relieve the Service Recipient from any obligations arising under this Agreement prior to the termination of such Service(s) or its obligations with regard to those Services it continues to receive. The Parties will mutually agree as to the effective date of any Partial Termination.

(b) In the event of any termination prior to the scheduled expiration of the Service Term or of any Partial Termination hereunder, with respect to any terminated Services in which the Fee for such terminated Services is charged as a flat monthly rate, if termination occurs other than the end of the month, there will be no proration of the monthly rate. To the extent any amounts due or advances made hereunder related to costs or expenses that have been or will be incurred and that cannot be recovered by the Service Provider, such amounts due or advances made will not be prorated or reduced and the Service Provider will not be required to refund to the Service Recipient any prorated amount for such costs or expenses; and the Service Recipient will reimburse the Service Provider for (i) Service Recipient’s proportional share of any third party costs or charges that are required to be paid in connection with the provision of any Services and that cannot be terminated and (ii) any third party cancellation or similar charges incurred as a result of the Service Recipient’s early termination.

Section 6.3 Termination of Entire Agreement. Subject to the provisions of Section 6.5, a Party will have the right to terminate this Agreement or effect a Partial Termination effective upon delivery of written notice to the other Party if the other Party:

(a) makes an assignment for the benefit of creditors, or becomes bankrupt or insolvent, or is petitioned into bankruptcy, or takes advantage (with respect to its own property and business) of any state, federal or foreign bankruptcy or insolvency act, or if a receiver or receiver/manager is appointed for all or any substantial part of its property and business and such receiver or receiver/manager remains undischarged for a period of 30 days; or

(b) materially defaults in the performance of any of its covenants or obligations contained in this Agreement (or, in the case of a Partial Termination, with respect to the Services being terminated) and such default is not remedied to the non-defaulting Party’s reasonable satisfaction within 45 days after receipt of written notice by the defaulting Party informing such Party of such default, or if such default is not capable of being cured within 45 days, if the defaulting Party has not promptly begun to cure the default within such 45-day period and thereafter proceeded with all diligence to cure the same.

Section 6.4 Procedures on Termination. Following any termination of this Agreement or Partial Termination, each Party will cooperate with the other Party as reasonably necessary to avoid disruption of the ordinary course of the other Party’s and its Subsidiaries’ businesses. Termination will not affect any right to payment for Services provided prior to termination.

Section 6.5 Effect of Termination. Section 4.1 and Section 4.2 (in each case, with respect to Fees and Taxes attributable to periods prior to termination), Section 3.2, Section 4.3, Section 4.4, Section 6.4, this Section 6.5, ARTICLE I, ARTICLE V, ARTICLE VII and ARTICLE VIII will survive any termination of this Agreement. In the event of a Partial Termination, this Agreement will remain in full force and effect with respect to the Services which have not been terminated by the Parties as provided herein. For the avoidance of doubt, the termination of this Agreement with respect to some, but not all, Services identified on Annex B, will not be a termination of this Agreement.

ARTICLE VII

INDEMNIFICATION AND DISPUTE RESOLUTION

Section 7.1 Limitation of Liability.

(a) No Party nor any of such Party’s Affiliates will be liable, whether in contract, tort (including negligence and strict liability) or otherwise, for any special, indirect, punitive, incidental or consequential damages whatsoever that in any way arise out of, relate to, or are a consequence of, its performance or nonperformance hereunder, or the provision of or failure to provide any Service hereunder, including loss of profits, diminution in value, business interruptions and claims of customers, whether or not such damages are foreseeable or any Party has been advised of the possibility or likelihood of such damages.

(b) Except for Damages arising out of or related to the gross negligence, willful misconduct or bad faith of the Service Provider, in no event will the Service Provider’s aggregate liability arising under or in connection with this Agreement (or the provision of Services hereunder) exceed the Fees paid or payable to the Service Provider from the Service Recipient pursuant to this Agreement in respect of the Service from which such Damages flows.

(c) Each Party will use Commercially Reasonable Efforts to mitigate the Damages for which the other is responsible hereunder.

Section 7.2 Indemnification by Lamb Weston. Lamb Weston will indemnify, defend and hold harmless each of the ConAgra Indemnified Parties for any Damages attributable to any third party claims asserted against them to the extent arising from or relating to: (i) any material breach of this Agreement by Lamb Weston or (ii) the provision of the Services by ConAgra, the other members of the ConAgra Group or its or their employees, suppliers or contractors, except to the extent that such third party claims for Damages are finally determined by a court of competent jurisdiction to have arisen out of the material breach of this Agreement, gross negligence, willful misconduct or bad faith of ConAgra, the other members of the ConAgra Group or its or their employees, suppliers or contractors in providing the Services.

Section 7.3 Indemnification by ConAgra. ConAgra will indemnify, defend and hold harmless each of the LW Indemnified Parties for any Damages attributable to any third party claims asserted against them to the extent arising from or relating to: (i) any material breach of this Agreement by ConAgra or (ii) any gross negligence, willful misconduct or bad faith by ConAgra, the other members of the ConAgra Group, or its or their employees, suppliers or contractors, in the provision of the Services by ConAgra, the other members of the ConAgra Group or its or their employees, suppliers or contractors pursuant to this Agreement.

Section 7.4 Exclusive Remedy. Except for equitable relief and rights pursuant to Section 4.2, Section 4.3(b) or ARTICLE V, the indemnification provisions of this ARTICLE VII will be the exclusive remedy for breach of this Agreement.

Section 7.5 Risk Allocation. Each Party agrees that the Fees charged under this Agreement reflect the allocation of risk between the Parties, including the disclaimer of warranties in Section 3.5(a) and the limitations on liability in Section 7.1. Modifying the allocation of risk from what is stated here would affect the Fees that are charged for the Services, and in consideration of those Fees, each Party agrees to the stated allocation of risk.

Section 7.6 Indemnification Procedures. All claims for indemnification pursuant to Section 5.2(d) or this ARTICLE VII will be made in accordance with the provisions set forth in Article IV of the Separation Agreement. Notwithstanding anything to the contrary hereunder, neither Party may assert against the other Party or submit to arbitration or legal proceedings any cause of action, dispute or claim for indemnification which accrued more than two years after the later of (a) the occurrence of the act or event giving rise to the underlying cause of action, dispute or claim and (b) the date on which such act or event was, or should have been, in the exercise of reasonable due diligence, discovered by the Party asserting the cause of action, dispute or claim.

Section 7.7 Express Negligence. THE INDEMNITY, RELEASES AND LIMITATIONS OF LIABILITY IN THIS AGREEMENT (INCLUDING ARTICLE II AND THIS ARTICLE VII) ARE INTENDED TO BE ENFORCEABLE AGAINST THE PARTIES IN ACCORDANCE WITH THE EXPRESS TERMS AND SCOPE THEREOF NOTWITHSTANDING ANY EXPRESS NEGLIGENCE RULE OR ANY SIMILAR DIRECTIVE THAT WOULD PROHIBIT OR OTHERWISE LIMIT INDEMNITIES BECAUSE OF THE NEGLIGENCE OR GROSS NEGLIGENCE (WHETHER SOLE, JOINT OR CONCURRENT OR ACTIVE OR PASSIVE) OR OTHER FAULT OR STRICT LIABILITY OF ANY OF THE INDEMNIFIED PARTIES.

Section 7.8 Dispute Resolution. Except for claims arising under ARTICLE V, any Dispute arising out of or relating to this Agreement will be resolved as provided in Article V of the Separation Agreement.

ARTICLE VIII

MISCELLANEOUS

Section 8.1 Amendments and Waivers.

(a) This Agreement may be amended and any provision of this Agreement may be waived; provided, however, that any such amendment or waiver, as the case may be, is in writing and signed, in the case of an amendment, by the Parties or, in the case of a waiver, by the Party against whom the waiver is to be effective. No course of dealing between or among any Persons having any interest in this Agreement will be deemed effective to modify, amend or discharge any part of this Agreement or any rights or obligations of any Party under or by reason of this Agreement.

(b) No delay or failure in exercising any right, power or remedy hereunder will affect or operate as a waiver thereof; nor will any single or partial exercise thereof or any abandonment or discontinuance of steps to enforce such a right, power or remedy preclude any further exercise thereof or of any other right, power or remedy. The rights and remedies hereunder are cumulative and not exclusive of any rights or remedies that any Party would otherwise have.

Section 8.2 Notices. All notices, requests, permissions, waivers and other communications hereunder will be in writing and will be deemed to have been duly given (a) upon transmission, if sent by email with confirmation of receipt, (b) when delivered, if delivered personally to the intended recipient, and (c) one Business Day following sending by overnight delivery via an international courier service and, in each case, addressed to a Party at the following address for such Party:

If to ConAgra:

ConAgra Foods, Inc.

222 W. Merchandise Mart Plaza, Suite 1300

Chicago, Illinois 60654

Attention: Colleen Batcheler

Email: colleen.batcheler@conagra.com

if to Lamb Weston:

Lamb Weston Holdings, Inc.

599 S. Rivershore Lane

Eagle, Idaho 83616

Attention: Eryk Spytek

Email: eryk.spytek@conagra.com

or to such other address(es) as may be furnished in writing by any such Party to the other Party in accordance with the provisions of this Section 8.2.

Section 8.3 Entire Agreement. This Agreement, including the Annexes hereto and the sections of the Separation Agreement referenced herein, constitutes the entire agreement between the Parties with respect to the subject matter of this Agreement, and supersedes all prior negotiations, agreements and understandings of the Parties of any nature, whether oral or written, with respect to such subject matter.

Section 8.4 No Third-Party Beneficiaries. Except to the extent otherwise provided in ARTICLE VII, this Agreement is solely for the benefit of the Parties and does not confer on third parties any remedy, claim, reimbursement, claim of action or other right in addition to those existing without reference to this Agreement.

Section 8.5 Governing Law. The validity, interpretation and enforcement of this Agreement will be governed by the Laws of the State of Delaware, without regard to the conflict of Laws provisions thereof that would cause the Laws of another state to apply.

Section 8.6 Assignment. No Party may assign its rights or delegate its duties under this Agreement without the written consent of the other Party, except that a Party may assign its rights or delegate its duties under this Agreement to a member of its Group, provided that (a) such Person agrees in writing to be bound by the terms and conditions contained in this Agreement and (b) such assignment or delegation will not relieve any Party of its indemnification obligations or other obligations under this Agreement. Any attempted assignment or delegation in contravention of the foregoing will be void.

Section 8.7 Severability. The Parties agree that (a) the provisions of this Agreement will be severable in the event that for any reason whatsoever any of the provisions hereof are invalid, void or otherwise unenforceable, (b) any such invalid, void or otherwise unenforceable provisions will be replaced by other provisions which are as similar as possible in terms to such invalid, void or otherwise unenforceable provisions but are valid and enforceable, and (c) the remaining provisions will remain valid and enforceable to the fullest extent permitted by applicable Law.

Section 8.8 Counterparts. This Agreement may be executed in multiple counterparts (any one of which need not contain the signatures of more than one Party), each of which will be deemed to be an original but all of which taken together will constitute one and the same agreement. This Agreement, and any amendments hereto, to the extent signed and delivered by means of a facsimile machine or other electronic transmission, will be treated in all manner and respects as an original agreement and will be considered to have the same binding legal effects as if it were the original signed version thereof delivered in person. At the request of any Party, the other Party will re-execute original forms thereof and deliver them to the requesting Party.

Section 8.9 Rules of Construction. The descriptive headings herein are inserted for convenience of reference only and are not intended to be a substantive part of or to affect the meaning or interpretation of this Agreement. Whenever required by the context, any pronoun used in this Agreement or Annexes will include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns, pronouns, and verbs will include the plural and vice versa. Reference to any agreement, document, or instrument means such agreement, document, or instrument as amended or otherwise modified from time to time in accordance with the terms thereof, and if applicable hereof. References in this Agreement to any document, instrument or agreement (including this Agreement) includes and incorporates all exhibits, disclosure letters, schedules and other attachments thereto. Unless the context otherwise requires, any references to an “Annex,” “Section” or “Article” will be to an Annex, Section or Article to or of this Agreement. The use of the words “include” or “including” in this Agreement or the Schedules will be deemed to be followed by the words “without limitation.” The use of the word “covenant” will mean “covenant and agreement.” The use of the words “or,” “either” or “any” will not be exclusive. Days mean calendar days unless specified as Business Days. References to statutes will include all regulations promulgated thereunder, and references to statutes or regulations will be construed to include all statutory and regulatory provisions consolidating, amending or replacing the statute or regulation as of the date hereof. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the Parties, and no presumption or burden of proof will arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Except as otherwise expressly provided elsewhere in this Agreement or any other Transaction Document or any Ancillary Agreement, any provision herein which contemplates the agreement, approval or consent of, or exercise of any right of, a Party, such Party may give or withhold such agreement, approval or consent, or exercise such right, in its sole and absolute discretion, the Parties hereby expressly disclaiming any implied duty of good faith and fair dealing or similar concept.

Section 8.10 Performance. The Parties agree that irreparable damage would occur if any provision of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the Parties will be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the performance of the terms and provisions of this Agreement without proof of actual damages, this being in addition to any other remedy to which any Party is entitled at Law or in equity. Each Party further agrees that no other Party or any other Person will be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 8.10, and each Party irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument and will not contest the appropriateness of specific performance as a remedy.

[Signatures on Following Page]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed on the date first written above by their respective duly authorized officers.

CONAGRA FOODS, INC.

By:	/s/ Colleen R. Batcheler
Name:	Colleen R. Batcheler
Title:	Executive Vice President, General Counsel and Corporate Secretary

LAMB WESTON HOLDINGS, INC.

By:	/s/ Thomas P. Werner
Name:	Thomas P. Werner
Title:	President and Chief Executive Officer

Annex A

AUTHORIZED REPRESENTATIVES

[See Attached.]

TSA-Annex A

Authorized Representatives
Function
ConAgra
Lamb Weston
TSA Lead
Jim Blakemore
John MacArthur
IT
Michelle Miller / Amit Khot
Bill Cox
HR (HRES/Payroll)
Aubrey Froelich
Linda Baird
Finance & Accounting
Brad Costanzo
Brandon Koehler
Mexico Finance
Tanya Amador
Brandon Koehler
Operations
Tom Culross
Tony Campbell
Supply Chain/Procurement
Bob Hill
Sue Duffy
Marketing
Cynthia Arnold
Danny Bawcom
R&I and Quality
Deann Akins-Lewanthal
Chris Rhynalds
Treasury
Pam Malmos
Scott Schneider
Tax
Ken Groetsema
Mark Wynn
GBS
Jodi Maciejewski
Brandon Koehler
Real Estate & Facilities
John Lewandowski
Scott Schneider
Steering/Escalation Board
Bill Hahn, Dan Jones
LW SLT

Annex B

SERVICES AND FEES

[See Attached.]

TSA Annex B
Transition Services Agreement Schedule of Services
Table of Contents

1.0 Information Technology (Given the 16 month term, IT services are not automatically extendable under TSA Section 6.1b )	3
1.1 Infrastructure Services	3
1.1.1 Help Desk	3
1.1.2 Operations Support	5
1.1.3 Data Center Services / Server Administration	7
1.1.4 Network Management	8
1.1.5 Client Computing	9
1.2 Security Operations	11
1.3 Application Support (LW Gold Application List is included as Appendix 1)	12
1.4 IT Services	14
1.6 Data Center Floor Space and Power	15
1.7 Information Technology Transition & Set-up Support	16
2.0 Global Business Services (GBS)	17
2.1 Accounts Payable *	17
2.2 Data Management Organization *	17
2.3 Global Business Services COE	18
3.0 Human Resources Support (not extendable)	19
3.1 Benefits Administration Support (US / Canada / Puerto Rico)	19
3.2 Payroll, Payroll Tax and Timekeeping (US, PR and Canada1)	20
3.3 People Data Management and Other HR Admin Services	21
3.4 International Payroll & Benefits Administration	23
4.0 Supply Chain	24
4.1 Enterprise Procurement	24
5.0 Operations	24
5.1 Environment, Health, Safety and Security	24
7.0 Marketing Support	27
8.0 Corporate Controllers’ Group	28
9.0 Treasury Services (Treasury, Fleet, Credit, Insurance and Real Estate)	30

TSA – Annex B
Transition Services Agreement Schedule of Services

ID	Description of Service (Extendable Services as defined in the TSA Section 6.1(b) are identified with an asterisk “*”. Unless otherwise noted, the maximum extension is six months.)	Cost (per month exc.noted)	Duration	Required Notice for Early Termination	Service Levels

10.0 Corporate Tax	32
10.1 Sales & Use Tax	32
10.2 1099’s	32
10.3 Unclaimed Property	33
10.4 Q2 Provision	33
11.0 Facilities and Real Estate	33
12.0 TSA Program Management	34
12.1 Appendix 1: LW Gold Application List	35
12.3 Appendix 3: IT – Labor Rate Card	49
12.4 Appendix 4: IT – Incident Management/Service Request Targets and SLAs - insert InfoSys SLA / service level matrix	49
12.5 Appendix 5: TSA Governance	52

TSA – Annex B
Transition Services Agreement Schedule of Services

ID	Description of Service (Extendable Services as defined in the TSA Section 6.1(b) are identified with an asterisk “*”. Unless otherwise noted, the maximum extension is six months.)	Cost (per month exc.noted)		Duration	Required Notice for Early Termination	Service Levels

1.0 Information Technology (Given the 16 month term, IT services are not automatically extendable under TSA Section 6.1b )

	IT Cost Structure (Per Gold Application List Categorization – column B) • Infrastructure • Infrastructure Applications • Applications • Data Center Occupancy	$	Fixed Fee 146,000 38,200 158,900 10,000	Estimated Pass-through $ 220,000 6,000		Pass-through charges are generally included in LW FY’17 AOP and therefore not incremental.

	• Total		$353,100	$ 226,000

1.1 Infrastructure Services

1.1.1 Help Desk

Continued end user support through the CAG/Parent Help Desk. LW/Spinco will identify the appropriate help desk queues for routing of incidents per CAG/Parent SOPs.

CAG/Parent to provide the following services:

•    Phone and email Incident Request Receipt, Incident ticket logging and monitoring, Level 1 support.

•    Assignment to appropriate Level 2 and 3 support personnel if needed.

•    Level 1 Help Desk support for problem calls from users who are accessing LW/Spinco assets including, but not limited to, dedicated and shared applications, technology, telephone, desktop/laptop hardware, desktop/laptop software, voicemail, email, remote access, IP connectivity, network, internet, LAN, printer, fax, and any other problem that a CAG/Parent employee would normally report.

•    Incident Management reporting consistent to current practices existing for the six (6) month period leading up to the Distribution Date.

•    User account maintenance and support including; add / modify / delete (including but not limited to Active Directory, Voicemail and VPN)

•    Any need for increase in CAG/Parent stabilization support due to LW/Spinco separation will be supported by LW/Spinco resources

			See IT header	Until Feb 28, 2018	Quarterly Transition Review	SLA’s to be consistent with current Infosys methodology/view

TSA – Annex B
Transition Services Agreement Schedule of Services

ID	Description of Service (Extendable Services as defined in the TSA Section 6.1(b) are identified with an asterisk “*”. Unless otherwise noted, the maximum extension is six months.)	Cost (per month exc.noted)	Duration	Required Notice for Early Termination	Service Levels

End User Access Administration

•    Provide continued access and use of shared and dedicated applications listed in the Gold Application List.

•    Process LW/Spinco user access requests for applications and network components.

•    Provide user account maintenance and support including: Creation/modification/deletion of user accounts for both shared and dedicated applications in use by the Business as of the Distribution Date.

•    Provide services required for creation/modification/deletion of shared drives and folders as well as the creation/modification/deletion of groups accessing those shared drives and folders.

		See IT header	Until Feb 28, 2018

TSA – Annex B
Transition Services Agreement Schedule of Services

ID	Description of Service (Extendable Services as defined in the TSA Section 6.1(b) are identified with an asterisk “*”. Unless otherwise noted, the maximum extension is six months.)	Cost (per month exc.noted)	Duration	Required Notice for Early Termination	Service Levels

1.1.2 Operations Support

Shared applications and infrastructure [See Gold Application List]

•    Provide Data Center operations in support of CAG/Parent shared systems including SAP operations.

•    Provide Operations level 1 support on automated and user created incidents for shared infrastructure and shared applications consistent with existing processes and documentation.

•    Provide server level monitoring to ensure performance and availability of shared infrastructure in support of shared applications.

Dedicated applications and infrastructure [See Gold Application List]

•    Provide Data Center operations in support of LW/Spinco dedicated systems

•    Provide Operations level 1 support on automated and user created incidents for dedicated infrastructure and dedicated applications consistent with existing processes and documentation.

•    Provide server level monitoring consistent with existing practices existing for the six (6) month period prior to the Distribution Date to ensure performance and availability of dedicated infrastructure.

Incident Management Escalation Process

Shared applications and infrastructure

•    Follow the existing incident management escalation procedures consistent with escalation procedures for the six (6) month period prior to Distribution Date.

•    LW/Spinco resources will be engaged as necessary for any applications that impact LW/Spinco business functions.

Dedicated applications and infrastructure

•    CAG/Parent will follow the existing incident management escalation procedures consistent with escalation procedures for the six (6) month period prior to the Distribution Date.

•    LW/Spinco resources will be responsible for following the CAG/Parent incident management processes

		See IT header	Until Feb 28, 2018	30 days

TSA – Annex B
Transition Services Agreement Schedule of Services

ID	Description of Service (Extendable Services as defined in the TSA Section 6.1(b) are identified with an asterisk “*”. Unless otherwise noted, the maximum extension is six months.)	Cost (per month exc.noted)	Duration	Required Notice for Early Termination	Service Levels

1.1.2 (cont.)

Backups and Disaster Recovery

•    Provide disaster recovery services consistent with current practices existing for the six (6) month period prior to the Distribution Date.

•    Provide file and data restoration within the data center shared systems (listed in Gold Application List).

•    Perform routine backups based on defined SLAs of all transaction data in a secured offsite location

•    Assist in restoration of files and data within CAG/Parent data center for systems listed in the LW Gold Application List upon request of the LW/Spinco.

Change Management

Shared applications and infrastructure

•    Follow existing change management procedures (including change controls) and notify LW/Spinco designated team of any planned production changes.

Dedicated applications and infrastructure

•    LW/Spinco to follow CAG/Parent’s existing change management procedures (including change controls) and notify CAG/Parent designated team of any planned production changes.

See IT header

TSA – Annex B
Transition Services Agreement Schedule of Services

ID	Description of Service (Extendable Services as defined in the TSA Section 6.1(b) are identified with an asterisk “*”. Unless otherwise noted, the maximum extension is six months.)	Cost (per month exc.noted)	Duration	Required Notice for Early Termination	Service Levels

1.1.3 Data Center Services / Server Administration

Shared Applications

•    Provide server administration functions to all shared applications listed in Gold Application List.

•    Provide database engineering support and maintenance services including; database maintenance (add, modify, and delete), database system updates and patches applied, as required, and database updates, as required, to support release deployment in support of shared systems and applications listed in Gold Application List

•    Provide communication to LW/Spinco of all scheduled outages and planned changes involving systems that will affect LW/Spinco’s business operations.

•    Notify LW/Spinco and commence data restoration activities as soon as possible of system downtime or data loss where applicable in accordance with defined SLA as referenced in Appendix 4.

•    Provide system storage management consistent with current practices

•    Provide new storage allocations for existing systems in Appendix 1 to sustain any data growth due to normal transaction and data volume increases.

Dedicated Applications

•    LW/Spinco to provide server administration functions to all dedicated systems

•    LW/Spinco will provide database engineering support and maintenance services including; Database maintenance (add, modify, and delete), Database system updates and patches applied, as required, and Database updates, as required, to support release deployment in support of systems and applications listed in Gold Application List.

•    LW/Spinco to provide all administration, support, and maintenance for any new dedicated infrastructure (cage).

•    LW/Spinco to provide system storage management to all dedicated systems.

		See IT header	Until Feb 28, 2018

TSA – Annex B
Transition Services Agreement Schedule of Services

ID	Description of Service (Extendable Services as defined in the TSA Section 6.1(b) are identified with an asterisk “*”. Unless otherwise noted, the maximum extension is six months.)	Cost (per month exc.noted)	Duration	Required Notice for Early Termination	Service Levels

1.1.4 Network Management

WAN

•    Provide site connectivity for all existing site circuits connected to the CAG/Parent network

•    Provide connectivity to CAG/Parent’s data centers to access agreed upon applications (dedicated and shared applications)

•    Provide internet access to each location in accordance of the CAG/Parent’s electronic communication policy.

•    Provide network monitoring leveraging existing monitoring tools consistent with monitoring provided for the six (6) month period prior to the Distribution Date.

•    Provide telecommunications support for all employees (phone extension, voicemail, etc.) residing at CAG/Parent facilities during the transition period

•    CAG/Parent is responsible for Domain Name Services (DNS) and IP address management

•    Maintain, monitor and manage wide area network data and/or voice circuits and VPNs to and from all existing LW/Spinco locations existing as of the six (6) month period prior to the Distribution Date.

•    Maintain, monitor and manage all shared Data Center network equipment that exists as of the Distribution Date, including, but not limited to, hubs/switches, IP routers, load balancers, circuit demarcation points, cables, and device configurations in support of current network traffic levels of the LW/Spinco.

•    LW/Spinco to maintain, monitor and manage all dedicated network equipment, including, but not limited to, hubs/switches, IP routers, load balancers, circuit demarcation points, cables, and device configurations physically located at dedicated LW/Spinco locations.

•    Provide continued support of remote access for LW/Spinco vendors who were CAG/Parent vendors existing as of the Distribution Date (Excludes providing support for remote access for new LW/Spinco vendors).

LAN

•    In LW/Spinco facilities, LW/Spincoto coordinate activities with third-party service providers where required to provide support for network maintenance services.

•    LW/Spinco to provide connectivity to applicable IT network hosts (desktops, laptops, and printers).

		See IT header	Until Feb 28, 2018

TSA – Annex B
Transition Services Agreement Schedule of Services

ID	Description of Service (Extendable Services as defined in the TSA Section 6.1(b) are identified with an asterisk “*”. Unless otherwise noted, the maximum extension is six months.)	Cost (per month exc.noted)	Duration	Required Notice for Early Termination	Service Levels

1.1.4 (cont.)

LAN (cont.)

•    CAG/Parent to provide connectivity to systems as transition is made to LW/Spinco Domain. This access would allow VPN or Citrix remote access to applications.

•    LW/Spinco will provide Level 2 and Level 3 support services for all site equipment including routers, switches, and security devices which are located in existing LW/Spinco locations.

DMZ

•    Provide secure, remote access (via VPN) to the CAG/Parent network under the existing CAG/Parent Electronic Communication Policy

1.1.5 Client Computing

Directory Services

•    Provide support and maintain the shared Active Directory environment

•    Provide user authentication and password management for the LW/Spinco’s core business systems and logical network

•    LW/Spinco will support and maintain any new Domains.

Image Creation and Maintenance

•    Create and maintain all laptop/PC images

•    LW/Spinco will execute services for device provisioning in LW/Spinco locations per the existing CAG/Parent’s process.

Home Drives/Messaging /Print/Mobile

•    Create / modify / delete shared drives, folders, and printers as normal business

•    Provide support and maintenance for user email and Jabber consistent with practices for the six (6) month period prior to the Distribution Date

•    Provide Exchange mailbox administration including: adds, modifications, and deletes

•    Provide approved secure web and client access to email users

•    Provide email retention services consistent with CAG/Parent practices for the six (6) month period prior to the Distribution Date

•    Provide support of mobile device management (InTune)

•    LW/Spinco to provide support for mobile devices.

		See IT header	Until Feb 28, 2018

TSA – Annex B
Transition Services Agreement Schedule of Services

ID	Description of Service (Extendable Services as defined in the TSA Section 6.1(b) are identified with an asterisk “*”. Unless otherwise noted, the maximum extension is six months.)	Cost (per month exc.noted)	Duration	Required Notice for Early Termination	Service Levels

PC Patching

•    Patching (security and application) all Desktops/PC’s attached to the CAG/Parent network.

•    LW/Spinco is responsible for creating and coordinating with the CAG/Parent any dedicated application patches that are required

Desktop Support

•    Provide desktop support using the CAG/Parent standard PC image.

•    CAG/Parent will provide at cost any devices for new LW/Spinco employees that will execute any LW/Spinco applications (dedicated or shared) in accordance with CAG/Parent standard requirements. Cost of equipment will be the responsibility of the LW/Spinco.

•    Any new purchased devices or machines will adhere to CAG/Parent standard image and guideline

•    Any new devices for LW/Spinco will be paid for by LW/Spinco and deployed with CAG image by CAG desktop support team

TSA – Annex B
Transition Services Agreement Schedule of Services

ID	Description of Service (Extendable Services as defined in the TSA Section 6.1(b) are identified with an asterisk “*”. Unless otherwise noted, the maximum extension is six months.)	Cost (per month exc.noted)	Duration	Required Notice for Early Termination	Service Levels

1.2 Security Operations

1.2.1 Security Operations

•    Monitor systems and device logs, network traffic, intrusion detection systems and the client computing security tools to detect any unusual usage patterns, third-party attacks or unauthorized access and promptly report to the LW/Spinco any security incidents involving IT system integrity, confidentiality issues or unauthorized data access.

•    CAG/Parent to monitor, investigate, and promptly report to LW/Spinco any end user reported security incidents involving IT system integrity, confidentiality issues or unauthorized data access

•    Provide physical security to the Company’s equipment at the CAG/Parent datacenters. Field equipment security is the responsibility of LW/Spinco.

•    CAG/Parent to provide Anti-virus protection on server and PC assets, and SPAM monitoring services for the LW/Spinco’s email

•    Provide e-discovery and legal hold services consistent with services provided for the six (6) month period prior to the Distribution Date.

•    Provide security access via existing employee roll-on forms and processes as well as execute employee terminations as requested through existing HR process and SLAs (e.g. Non-Employee contractor status)

		See IT header	Until Feb 28, 2018

TSA – Annex B
Transition Services Agreement Schedule of Services

ID	Description of Service (Extendable Services as defined in the TSA Section 6.1(b) are identified with an asterisk “*”. Unless otherwise noted, the maximum extension is six months.)	Cost (per month exc.noted)	Duration	Required Notice for Early Termination	Service Levels

1.3 Application Support (LW Gold Application List is included as Appendix 1)

Shared Applications

•    Provide continued access and use of business applications as outlined in the LW Gold Application List in use by the Business as of the Distribution Date.

•    Application development requests from LW/Spinco to shared applications must be mutually agreed upon by LW/Spinco and CAG/Parent.

•    Provide continued maintenance and support services for shared applications as listed in Appendix 1, the LW Gold Application List.

•    Ensure that any break fix, projects/enhancements will utilize the governance process defined in Appendix 5.

•    Provide escalation to shared application third-party vendors as needed for support services on applications listed in Gold Application List

•    During CAG/Parent’s project execution, LW/Spinco will be requested to participate in any regression testing or validation of data and/or processes for the duration of the TSA

•    CAG/Parent will be requested to participate in any regression testing or validation of data and/or processes in shared CAG systems, as needed, due to LW/Spinco changes to dedicated or new applications (e.g. interface impact)

•    Any modifications or upgrades, code changes, break/fix, significant bug fixes, or enhancements made by CAG/Parent to CAG/Parent’s IT environment will be consistent with current practices existing for the six (6) month period prior to the Distribution Date.

•    CAG/Parent and LW/Spinco will mutually agree on timing of any downtime, upgrades, modifications, changes, significant fixes in shared applications that impact LW/Spinco or CAG/Parent as possible. Emergency break fixes will not allow time for mutually agreed to changes such as business impact issues.

•    Test and maintain all existing inbound/outbound interfaces in support of LW/Spinco business processes involving shared applications listed in Appendix 1.

•    Any modifications or upgrades, code changes, break/fix, significant bug fixes, or enhancements, requested by the LW/Spinco to shared applications will be evaluated, and if approved, will be implemented in Production by the CAG/Parent on a mutually agreeable date and time and cost.

		See IT header	Until Feb 28, 2018

TSA – Annex B
Transition Services Agreement Schedule of Services

ID	Description of Service (Extendable Services as defined in the TSA Section 6.1(b) are identified with an asterisk “*”. Unless otherwise noted, the maximum extension is six months.)	Cost (per month exc.noted)	Duration	Required Notice for Early Termination	Service Levels

1.3.1 (Cont.)

Application Support (Continued)

Dedicated Applications

•    Any modifications or upgrades, code changes, break/fix, significant bug fixes, or enhancements will be made by the LW/Spinco.

•    LW/Spinco maintains all existing inbound/outbound interfaces in support of LW/Spinco business processes involving dedicated applications listed in Gold Application List.

•    LW/Spinco will provide maintenance and support services for dedicated applications listed in Gold Application List.

•    If LW/Spinco requires CAG/Parent support services for dedicated applications listed in Gold Application List, those services can be requested and if CAG/Parent is able to provide them they will be billed at a rate consistent with Appendix 3, Rate Table.

TSA – Annex B
Transition Services Agreement Schedule of Services

ID	Description of Service (Extendable Services as defined in the TSA Section 6.1(b) are identified with an asterisk “*”. Unless otherwise noted, the maximum extension is six months.)	Cost (per month exc.noted)	Duration	Required Notice for Early Termination	Service Levels

1.4 IT Services

1.4.1	IT Supplier Management

•    Manage application and infrastructure vendor relationships for shared applications and infrastructure, as they exist for the six (6) month period prior to the Distribution Date per the existing CAG/Parent vendor management process

•    Prior to expiration, CAG/Parent will inform LW/Spinco of any contractual or time sensitive expiration of agreements

•    Coordinate with 3rd party vendors contracted or retained by CAG/Parent to provide support and resolve issues for shared applications and infrastructure

•    If CAG/Parent Suppliers do not extend software usage rights or transfer rights beyond what is in CAG/Parents supplier’s contracts, LW/Spinco will be responsible to secure their own licenses and / or agree to pay CAG/Parent for any incremental costs associated with extended usage rights and / or transfer rights to LW/Spinco.

•    LW/Spinco must adhere to CAG/Parent supplier’s software license agreement terms and conditions. In the event of any non-compliance by LW/Spinco that results in increased fees or penalties to CAG/Parent, LW/Spinco will be responsible for the costs.

		See IT header	Until Feb 28, 2018

1.4.2	TSA IT Billing Support

•    CAG/Parent will bill all IT related expenses and provide line item detail of all billable expenses to LW/Spinco on a monthly basis

•    LW/Spinco will notify CAG/Parent plans for application or infrastructure contract exits and planned TSA reductions

		See IT header	Until Feb 28, 2018

TSA – Annex B
Transition Services Agreement Schedule of Services

ID	Description of Service (Extendable Services as defined in the TSA Section 6.1(b) are identified with an asterisk “*”. Unless otherwise noted, the maximum extension is six months.)	Cost (per month exc.noted)	Duration	Required Notice for Early Termination	Service Levels

1.4.3

Project Governance

•    CAG/Parent and LW/Spinco will appoint governance board to review any enhancement or project work requests, resource needs and costs

•    CAG/Parent and LW/Spinco will participate jointly in board meetings

•    CAG/Parent and LW/Spinco enhancements and projects will be reviewed and decisions taken through the governance board

•    LW/Spinco will participate in CAG/Parent Change Advisory Board (CAB) weekly

•    Additional services and/or new locations will require mutually agreed project resourcing and added costs

•    LW/Spinco IT will be responsible to communicate system outages and or issues to LW/Spinco business end users as needed

		See IT header	Until Feb 28, 2018

1.5 External Resources

1.5.1

Dedicated Systems External Support

•    CAG/Parent will provide Managed Service support for shared application and infrastructure leveraging a 3rd party supplier.

•    CAG/Parent will provide Managed Service support for dedicated applications and infrastructure leveraging a 3rd party supplier.

		See IT header	Until Feb 28, 2018

1.6 Data Center Floor Space and Power

1.6.1	Data Center Charges • Floor space (Data Center in a Cage area) • Data Center power	$10,000 per month	Until Feb 28, 2018

TSA – Annex B
Transition Services Agreement Schedule of Services

ID	Description of Service (Extendable Services as defined in the TSA Section 6.1(b) are identified with an asterisk “*”. Unless otherwise noted, the maximum extension is six months.)	Cost (per month exc.noted)	Duration	Required Notice for Early Termination	Service Levels

1.7 Information Technology Transition & Set-up Support

1.7.1

Infrastructure Separation Support

•    Provide support to assist the LW/Spinco to separate the physical and logical network connections to sites that will be retained by the LW/Spinco

•    Provide support to assist the LW/Spinco to separate and migrate the Company’s active directory environment

•    Provide and maintain a test instance of all shared application production systems and versions as they are at Distribution Date, supported currently and enable Business to leverage these systems to test carving our data to a standalone systems environment

•    Provide support to assist LW/Spinco to separate acquired physical computer assets located in the CAG/Parent’s facilities

•    Facilitate the transfer of telephone numbers including 800 numbers from CAG/Parent to LW/Spinco for all landline and cellular phones used by Business

Data Separation Support

•    Provide master data extracts to LW/Spinco for shared systems in support of the separation activities

•    Provide reasonable transactional data extracts as needed for system conversions such as open orders, open POs, financial data and additional mutually agreed upon transactional data.

•    Provide historical data such as sales history, financial history and additional mutually agreed upon historical data.

•    Provide data validation support and knowledge transfer of data files

Application Separation

•    Provide support to LW/Spinco with the separation of shared applications to include documentation of current solution design, interfaces, job schedules, and data definitions

Documentation

•    Provide documentation of the systems environment supporting the LW/Spinco business including any configuration, customization specifications, process flows, test scripts, and details of user access control for the shared applications as listed in Gold Application List.

		Time & Material	Until Feb 28, 2018

TSA – Annex B
Transition Services Agreement Schedule of Services

ID	Description of Service (Extendable Services as defined in the TSA Section 6.1(b) are identified with an asterisk “*”. Unless otherwise noted, the maximum extension is six months.)	Cost (per month exc.noted)	Duration	Required Notice for Early Termination	Service Levels

2.0 Global Business Services (GBS)

2.1 Accounts Payable *

2.1.1	Travel Card Processing For PeopleSoft-supported (Workday after 1/1/17) Lamb Weston employees based on ConAgra Concur configuration and ConAgra T&E policy • Reviewing and processing T&E expense reports • Support providing data for monthly processing out-of-pocket reimbursements • Conducting sample audits T&E reports • Performing T&E Concur maintenance • Assist employees with Bank account discrepancies • Cancel Bank account for terminated employees • Track receipt of amounts and reports due from employees T&E • Monitor terminated employee final expense reports	$2,200	12 months	Quarterly Transition Review	Daily T&E report support and monthly audits

2.2 Data Management Organization *

2.2.1	Day to Day Support of Data * (extendable until 2/28/18) Daily Support of Data Operations • Process the creation and maintenance of vendor and indirect material master data records • Process Remedy tickets for vendor and indirect material requests • Support cVend and cMat workflow processes and tools • Maintain roles within cVend and cMat to ensure workflow tasks can be processed • Troubleshoot master data issues as needed	$6,500	12 Months	Quarterly Transition Review	Create and maintain the following items daily: • Vendor master data • Indirect Material master data Daily reconciliation of remedy queues

TSA – Annex B
Transition Services Agreement Schedule of Services

ID	Description of Service (Extendable Services as defined in the TSA Section 6.1(b) are identified with an asterisk “*”. Unless otherwise noted, the maximum extension is six months.)	Cost (per month exc.noted)	Duration	Required Notice for Early Termination	Service Levels

2.2.2	1WorldSync Contract • Pass-through of Lamb Weston’s portion of the 1WorldSync contract remaining in calendar 2016; continuation into 2017 as needed	$5,600 / month	12 Months	30 days

2.2.3	Data Management Transition Project Support (if applicable) • Support project plan and Lamb Weston resources • Support project tasks, and raise issues and expedite when applicable	Hourly rate dependent on skill level needed ($75/hr)	12 Months	Quarterly Transition Review	TBD. General per hour charges will range $55 to $75 per hour.
2.3 Global Business Services COE

2.3.1	COE Support for Financial Planning &Analysis Services * (extendable through 2/28/18) • Salary Planning Tool Maintenance • Maintenance of SG&A Reporting tables	$75/hr	12 Months	Quarterly Transition Review	Prepare and populate salary planning tool with updated census data and enterprise assumptions; maintain SG&A reporting versions and tables

TSA – Annex B
Transition Services Agreement Schedule of Services

ID	Description of Service (Extendable Services as defined in the TSA Section 6.1(b) are identified with an asterisk “*”. Unless otherwise noted, the maximum extension is six months.)	Cost (per month exc.noted)	Duration	Required Notice for Early Termination	Service Levels

3.0 Human Resources Support (not extendable)

3.1 Benefits Administration Support (US / Canada / Puerto Rico)

Through 12/31/2016:

•    Eligibility to continue participation in ConAgra/Parent’s Health and Welfare programs as currently enrolled. Health and Welfare programs are defined as Medical, Dental, FSA, Dental, Vision, Prescription, Employee Assistance, Castlight, StayWell, Dependent Care FSA Plans, Retiree Medical

•    Wellness (e.g. SimplyWell) participation as it exists in 2016

•    Eligibility to continue participation in AD&D, Insurance, STD/LTD— subject to approval by Benefits carriers, including confirmation by Life and LTD benefits carrier that these items remain fully insured for existing employees as well as coverage status for new hires through 12/31/16

•    Eligibility for continued participation in CRISP/401k (up to 12 months)

•    Continuation of 2016 Voluntary Deferred Compensation and Directors’ Deferred Compensation programs including enrollment for 2017 plan year

•    Support 2017 Benefits Open Enrollment consistent with existing ConAgra process and approach

•    Claims processing and settlement

		$37,500 per month plus pass through of allocable enterprise program costs (30%) and direct claims costs. Such claims may trail up to one year.	Through 12/31/16	30 days written notice Except for Section 3.3.2 Security Access Administration, all Section 3.0 Human Resources Support services are interlinked, and must be terminated as a bundle	Consistent with service levels provided to the business in the six months prior to spin

From 1/1/2017 through 12 months from Distribution Date:

•    Continuation of Benefits Administration within Workday until tenant split:

•    Assumes separation of contracts, billing and settlement procedures are in place with benefits providers under new vendor agreements direct with LW

•    Eligibility for continued participation in CRISP/401k

•    Support 401k plan-to-plan transfer at termination of TSA

•    Processing and settlement of trailing claims incurred between date of spin and 12/31/16. Complex claims may trail one year or longer.

		$15,000 per month plus pass through of allocable enterprise program costs (30%) LW to process direct claims costs.	Up to 12 months from Distribution Date

TSA – Annex B
Transition Services Agreement Schedule of Services

ID	Description of Service (Extendable Services as defined in the TSA Section 6.1(b) are identified with an asterisk “*”. Unless otherwise noted, the maximum extension is six months.)	Cost (per month exc.noted)	Duration	Required Notice for Early Termination	Service Levels

3.2 Payroll, Payroll Tax and Timekeeping (US, PR and Canada1)

3.2.1

Payroll and Payroll Tax - US, Puerto Rico, and Canada (Canada services to be added 1/1/17 as part of the Workday implementation)

•    Gross to net payroll process

•    Payroll validation

•    Link to all benefit and compensation plans as required and provide information to third party vendors

•    Regulatory, tax , and statutory filing consistent with historic practices

•    Remit employer and employee withheld taxes and deductions to the appropriate parties on a timely basis consistent with historic practices

•    Issue all required compliance forms (e.g. W-2)

•    File all required annual tax or compliance returns

•    Complete year-end processing (Calendar 2016)

•    Provide employees support and issue resolution

•    Process payment of union dues

•    Wage attachments and garnishments

•    Outstanding checks/escheat process

•    Direct deposit transfer services, and pay statements

•    Issue Instant Pay cards consistent with existing practice ( E.g. final checks in Oregon, pay corrections)

•    Check print and shipping services to the respective LW/Spinco facilities

•    Provide standard payroll reports

•    Provide general ledger data consistent with Finance TSA functional requirements (e.g. Payroll Accounting TSA service 7.4)

•    Provide supporting documentation to Finance for payroll account reconciliation including periodic payroll accrual calculations

•    Provide documentation and support for financial and other audits

•    Provide payroll support and “help-center” services to Transferred Employees that may require legal entity transition

•    Support disbursement control and remittance

•    Coordinate tax withholding, history, maintenance and delivery of information from payroll provider and government reporting

•    Track vacation and absence through the local HR support consistent with historic practices

		Monthly charge of $32 per active employee census.	12 months	30 days written notice Except for Section 3.3.2 Security Access Administration, all Section 3.0 Human Resources Support services are interlinked, and must be terminated as a bundle

Consistent with functional metrics in the six month period prior to spin - weekly/biweekly payroll process for US (and Canada beginning in 2017)

Payroll processing will require pre-funding by cash wire / good funds in the bank by close of business Tuesday (Canada) / Wednesday (US) current week’s payroll run.

Services provided will be through same support structure and systems as which it provides services to ConAgra Foods, Inc. employees. Services will be under organization/legal entities that may result from the spin-off.

If major restructuring or acquisitions take place during the TSA and require support, such support will require mutually agreed project resourcing and additional charges.

TSA – Annex B
Transition Services Agreement Schedule of Services

ID	Description of Service (Extendable Services as defined in the TSA Section 6.1(b) are identified with an asterisk “*”. Unless otherwise noted, the maximum extension is six months.)	Cost (per month exc.noted)	Duration	Required Notice for Early Termination	Service Levels

•    Unemployment Administration – current practices and procedures using existing 3rd party

•    Payroll processing support for CAG Voluntary Deferred Compensation and Directors’ Deferred Compensation programs (through 12/31/16)

•    Payroll processing support for LW Voluntary Deferred Compensation and Directors’ Deferred Compensation programs (beginning 1/1/17)

•    Scope of the Payroll, Payroll Tax and timekeeping service initially includes US, Puerto Rico and Canada (8 Sales employees). On January 1, 2017, the scope will increase to include LW Canadian operations as part of the Workday system implementation.)

3.2.2

Timekeeping (IT/Kronos interdependency)

•    US: continue time and attendance services through Kronos and payroll system (PeopleSoft until 12/31/16 / Workday beginning 1/1/17)

•    Canada: establish time and attendance services utilizing Kronos beginning 1/1/17. IT and HR project to be activated pre-spin

				See above 3.2.1	Process time and attendance for US and CAN (one plant - Taber) weekly/biweekly

3.3 People Data Management and Other HR Admin Services

3.3.1

People Data Management and other HR Admin

•    Updating, maintaining employee data on the HRIS or system of record including changes of status etc. aligning with current practices and procedures

•    Tracking and reporting of Contingent workforce data, including compliance status checks and system access compliance

•    Processing and managing the transfer of staff from one service area, business line or facility to another

•    Facilitate car mileage for payroll processing where applicable, consistent with existing practices [This process is managed by Treasury/Dae DiCenzo today]

•    Generate required reports to government and federal agencies. For example, fair hiring practice reports or government mandated training classes

•    Lead and coordinate the user testing of Workday HRIS/HR Application system until LW tenant split occurs

•    I9 administration through LW tenant split (or sooner, if a separate LW I9 system is established (after 1/1/2017))

•    ACA administration for calendar year 2016

		Included in census based charge for 3.2, Payroll	12 months	30 days written notice Except for Section 3.3.2 Security Access Administration, all Section 3.0 Human Resources Support services are interlinked, and must be terminated as a bundle	Support HR administration for transactions daily Provide Level 1 HR system support (Payroll, HR and Benefits) daily

TSA – Annex B
Transition Services Agreement Schedule of Services

ID	Description of Service (Extendable Services as defined in the TSA Section 6.1(b) are identified with an asterisk “*”. Unless otherwise noted, the maximum extension is six months.)	Cost (per month exc.noted)	Duration	Required Notice for Early Termination	Service Levels

3.3.2

Security Access Administration: Employee to Contractor conversion for continued systems access * (extendable through 2/28/18)

•    Conversion and administration of employee records in HRES/Workday to maintain system access with CAG/Parent systems for the full duration of the TSA

		$10,000 per month after payroll termination	Through February 28, 2018, consistent with IT duration	NA – required for the full TSA duration unless all services are terminated	Convert and maintain user ID’s and systems security access after LW/Spinco’s independent HRIS conversion
3.3.2.5	TSA/Transition Training: requires sufficient headcount / people resources on board no later than 3/1/17 to begin transitional work (e.g. Benefits Administration, HRIS)	$80 per hour plus materials and travel		See above – 3.3.1
3.3.3

Learning and Development – Manage existing Alchemy instance and HRIS linkage

Continue plant safety learning and development programs (see IT TSA for associated IT costs) [after split, LW will need a new interface from Alchemy]

		$3,000 / month for admin	12 months (dependent on Workday tenant split)	30 days	Scope includes existing services only. Can be independently terminated if WD interface is deemed unnecessary
3.3.4

Additional Services - Success Factors:

•    Access to Success Factors data through 1/1/17 (end of CAG SF contract)

•    Talent Management and Advanced Comp capabilities are included in the scope of Workday project. (hence the tenant split date 10/17)

		$2,500 / month	Through 1/31/17	NA
3.3.5

Additional Services – Relocation:

•    Administration of any in-process or new LW Spinco relocations to the extent of charges incurred in calendar 2016.

•    Knowledge/information transfer to facilitate transition of Relocation Administration to LW under a new, separate Sirva contract.

		Pass through of direct vendor fees.	Through 12/31/16	NA
3.3.6

Additional Services – Project Work (time and materials)

•    Additional requests for mutually agreed services outside above scope of services (e.g. data interfaces)

•    To be defined: Project plan related to tenant split, costs of WD tenant split carried by LW post spin

		$100 / hr project work[1] plus pass through of direct costs		See above – 3.3.1

TSA – Annex B
Transition Services Agreement Schedule of Services

ID	Description of Service (Extendable Services as defined in the TSA Section 6.1(b) are identified with an asterisk “*”. Unless otherwise noted, the maximum extension is six months.)	Cost (per month exc.noted)	Duration	Required Notice for Early Termination	Service Levels

3.4 International Payroll & Benefits Administration

3.4.1

International Employee Payroll

•    Continuation of employment within ConAgra legal entities for existing international employees. These employees’ roles are 100% dedicated to LW work.

•    Columbia (1 employee)

•    Mexico (7 employees, plus pass-through of 1 temporary employee through Manpower )

•    Panama (2 employees)

•    Australia (1 employee)

•    Netherlands (1 employee)

•    Canada (8 Sales employees until 12/31/16, at which time this group will move under LW in Workday) Note: Beginning 1/1/17, all Canada-related payroll will be executed within Workday.

•    Continuation of CAG/Parent Payroll processes for the international markets listed above through ConAgra’s TMF Global agreement.

		$32 per employee per month plus pass through of direct employee costs including salary, incentives, direct employer taxes or penalties	Through 3/1/17	NA	Continuation of existing TMF Global agreement support as needed by country until LW agreements and capability to execute is in place

3.4.2

International Employee Benefits Administration

•    Continuation of CAG/Parent benefits plans and related administration for international markets including:

•    Mexico –

•    5 Sales employees on individual benefits plans

•    2 Supply Chain employees currently covered by CAG Mexico group plan

•    Canada - 8 Sales employees until 12/31/16

		$15 per employee per month plus pass- through of direct costs and claims	Through 3/1/17	NA	Continuation of existing TMF Global and/or Mercer agreement support as needed by country until LW agreements and capability to execute is in place

TSA – Annex B
Transition Services Agreement Schedule of Services

ID	Description of Service (Extendable Services as defined in the TSA Section 6.1(b) are identified with an asterisk “*”. Unless otherwise noted, the maximum extension is six months.)	Cost (per month exc.noted)	Duration	Required Notice for Early Termination	Service Levels

4.0 Supply Chain

4.1 Enterprise Procurement

4.1.1	Enterprise Procurement • Procurement support / consulting for non-commodity ingredients, natural gas/electricity, packaging, indirect materials, services, travel, spare parts, and marketing.	$75 / hour	6 months	NA

4.1.2	Enterprise Procurement • Participation in CAG/Parent’s enterprise procurement contracts as permissible by vendors.	Pass through of direct costs	12 months	30 days

4.1.2

Capital and Indirects – CAG SAP ALM Access * (extendable through 2/28/18)

•    Material Specification approval workflow

•    Item and Vendor Master Data additions (GBS/DMO)

•    Material data cleansing (GBS/DMO)

•    CIR/Capital Project systems access

		Cost included in IT and GBS services	12 months (based on IT/ERP separation plan)	30 days

4.1.4

Enterprise Procurement – IT Hardware and Services Contracts * (extendable through 2/28/18

•    Transitional LW participation in enterprise contracts for procurement of IT hardware and services as permissible by vendors

		Pass through of direct costs	12 months (based on IT/ERP separation plan)	NA

5.0 Operations

5.1 Environment, Health, Safety and Security

5.1.1	Data tracking and reporting * • Safety / environmental metrics • Environmental tasks • Audit findings and closure of findings • Intellex access	$4,500 / month	6 months	30 day notice

TSA – Annex B
Transition Services Agreement Schedule of Services

ID	Description of Service (Extendable Services as defined in the TSA Section 6.1(b) are identified with an asterisk “*”. Unless otherwise noted, the maximum extension is six months.)	Cost (per month exc.noted)	Duration	Required Notice for Early Termination	Service Levels

5.1.2

On-line compliance support *

•    Safety Data Sheet storage – Site Hawk – (SDS) likely done by Distribution Date; included as part of IT TSA

•    Management of DOT regulated vehicles (tractor / trailer drivers) (as permitted by law)

5.1.3	Other * • Sustainable Development Reporting Tool “SDRT” (in SAP) • Lockout Pro - no application cost; duplicate from CAG and transfer to new LW servers
5.1.4	Training • Alchemy System plus subscription as a pass through	$75 / hr1 plus subscription pass through	6 months
5.1.5	Security Supplier Audits to support C-TPAT	$90 / hr plus travel	TBD	TBD
5.1.6	Department of Homeland Security • Chemical audit process	$90 / hr plus travel	TBD	TBD
6.0 Research and Development – Workflow Support

6.1	Food Safety Auditing * • Internal Facility Audits	Hourly rate plus travel	3 months	30 days

David Melton CAG provider of LW current and historical audit Data. Chris R.& Todd Badgley LW Points. Train for

1 or two Audit shadows: Training from David Melton to new LW manager Food Protection –Audit.

(confirmed)

TSA – Annex B
Transition Services Agreement Schedule of Services

ID	Description of Service (Extendable Services as defined in the TSA Section 6.1(b) are identified with an asterisk “*”. Unless otherwise noted, the maximum extension is six months.)	Cost (per month exc.noted)	Duration	Required Notice for Early Termination	Service Levels

6.2	Product Development – Access to Subject Matter Experts * • Microbiological consulting for Foods Safety issues	Hourly rate based on position	6 months	30 days	DeAnn Akins-Lewenthal CAG contact. Chris R. Todd Badgley LW. External consultive industry benchmarking, Participate in one onboarding discussion with New Principal Microbiologist LW (confirmed)
6.3	Packaging * • Access to Packaging Dynamics lab • Access to Packaging Subject Matter Experts	Hourly rate based on position	6 months	30 days	Limited use with advance notice. Do not estimate more 4 service requests, Eric Sinz CAG contact, Kim Williams LW point. (confirmed)
6.4	Supplier Quality- Domestic * • Consultation support for establishing new LW function • Training / procedural awareness of new hire for LW	Hourly rate based on position plus pass- through of travel expenses	6 months	30 days

Penny Mack CAG and New Manager Food Protection, Supplier compliance for LW

Current Contacts Chris R and Todd Badgley. Supplier Risk Ranking data and process as well as all supplier quality practices reference documentation. Training only no new audits to be done by CAG for LW

6.5

Supplier Quality – International *

•    Consultation support for establishing new LW function

•    Information Sharing on all external International provider companies

•    Access to SAI for global services for BRC/GFSI audits

		Hourly rate based on position plus pass- through of travel expenses	12 months	30 days	Work with Joseph Elrefaie Chris Fosse to be informed, Chris Rhynalds and Horst Ellendt For LW (Work in process)

TSA – Annex B
Transition Services Agreement Schedule of Services

ID	Description of Service (Extendable Services as defined in the TSA Section 6.1(b) are identified with an asterisk “*”. Unless otherwise noted, the maximum extension is six months.)	Cost (per month exc.noted)	Duration	Required Notice for Early Termination	Service Levels

6.6	Consumer Affairs Support – Retail, GBU, MBU and Foodservice * • Resources to maintain call center and escalation process • Astute reporting and data extracts • LW specific 800# - assigned	$2,500 / month	7 months	30 days	Work with Leslie Skybo CAG contact, Horst Ellendt LW and Jim Neavill (Work in process)
6.7	Retail heating (cooking) validation studies for packaging development *	Hourly rate based on position	6 months	30 days	20 products to validate Lea Anne Dea =CAG provider Ghislaine Joly LW contact (Confirmed)
6.8	Sample Manager Access / Microbiological * • Support for Sample Manager program – IT Systems and Microbiological technical support.	Hourly Rate based on position	6 months	30 days	Greg Shuett IT system support Kari Sweeney business application support Dawn Vaadeland LW IT transitional support. Todd Badgley LW Point until new Principal microbiologist hired. (confirmed)
6.9	Foreign Material Analysis – Retail * (extendable up to 3 months) • CAG forensic analysis for Retail FM Complaints	Hourly Rate	3 months Only until LW FM Lab is relocated into new upgraded space and enhanced capabilities	30 days	Eric Brown CAG provider Jeff Nelson LW point (FM Lab) Russell Jones –Retail product Quality LW (confirmed)
7.0 Marketing Support

7.1	Coupon Clearinghouse * • Pending vendor consent, continued support of coupon processing and redemption for a run-out period (to be determined based on activity levels)	$500 per month plus coupon redemption costs	12 months	30 days	Consistent with the six (6) month period up to and including the Distribution Date and interdependent with vendor contract assignment negotiation

TSA – Annex B
Transition Services Agreement Schedule of Services

ID	Description of Service (Extendable Services as defined in the TSA Section 6.1(b) are identified with an asterisk “*”. Unless otherwise noted, the maximum extension is six months.)	Cost (per month exc.noted)	Duration	Required Notice for Early Termination	Service Levels

8.0 Corporate Controllers’ Group
8.1

Financial Accounting Services * (extendable through 2/28/18)

•    Managing period-end close schedule and processes in the SAP ledger system including journal entry processing and account reconciliations as specified.

•    General Ledger maintenance including updating chart of accounts, maintaining currency rates, translation tables, and accounting periods, and mapping and loads to ASI and BPC.

•    Currency revaluation/translation processing and posting, as applicable

•    Provide data in support of transition to new general ledger systems, as required.

•    Monthly accounting transactions (e.g., Concur accruals, IR no GR Report Processes (“GRIR”), Cash Settlement Processes)

•    Reconciliation of all cash accounts – support TBD

•    TSA billing, weekly remittance administration and reconciliation

		$21,600	12 months		TBD in transition planning (e.g. closing schedule and fiscal period alignment)

8.2

Fixed Assets Management * (extendable through 2/28/18)

•    Complete Fixed Asset system maintenance

•    Capitalize, retire, transfer of assets in FA system

•    Set up project number (p-value) based on approved Capital Investment Request (CIR).

•    Provide access to Fixed Asset and Capital Management related reporting

•    Verify monthly depreciation interfaces with ASI

•    Provide Tax with PP&E-related information and prepare tax package for yearend tax return

•    Set-up assets for new company (Question on this regarding the implications to existing processing in SAP in particular)

•    New company to provide authorized capital transfer, impairment, divestment (CTID) request form to CCG for processing

•    New company to send project completion notice to CCG

•    Capitalize and categorize assets for new company

•    New company to provided information from periodic physical inventory of capital assets

•    New company to provide idle asset listing to CCG quarterly

•    Provide new company with data extracts required for conversion to new systems, as needed.

		$2,700	12 months

TSA – Annex B
Transition Services Agreement Schedule of Services

ID	Description of Service (Extendable Services as defined in the TSA Section 6.1(b) are identified with an asterisk “*”. Unless otherwise noted, the maximum extension is six months.)	Cost (per month exc.noted)	Duration	Required Notice for Early Termination	Service Levels

8.3	Property Tax, Insurance & Loss Support • Prepare real estate/personal property tax packages for Corporate Tax • Approve and code invoices/payment requests related to real estate and personal property returns • Determine and accrue real and personal property taxes	$2,700	12 months

8.4	Finance-related payroll support – interlinked with PeopleSoft/Workday / Payroll service 3.2.1 • Execution of existing financial accounting processes associated with payroll processing • Generate weekly payroll funding wire invoice and supporting documentation	$5,400	12 months

8.5.1

International Finance Support - CCG

•    Financial Reporting Support for International Regulatory Filings

•    Access to and transfer of historical data

•    Transactional accounting support consistent with historical scope and practices

•    Scope includes Netherlands, Hong Kong, Australia, Columbia, Panama, Puerto Rico and Mauritius

•    Pass-through of country-relevant TMF Global direct charges

		$2,700 plus pass- through of direct costs (TMF)	3 months

8.5.2	Ad hoc CCG International Finance Support • Ad hoc support as mutually agreed after 8.5.1 terminates	$85 / hr	Month 4-6 after spin

8.6	Additional financial services or ad hoc projects to be negotiated on a flat rate or hourly rate basis, based on availability of resources.		12 months

8.7	Corporate FP&A Support	$85 / hr	12 months

8.8	International Finance Support - Mexico • BPCS Transactional support including AR, AP • Inventory accounting, reserve management and reconciliations • Execute period close • Administer cash remit and reconciliations • Due To / Due From reconciliation related to Mexico transactions	$15,400	12 months	30 days

8.9	Internal Audit –Hosting Q2 FY17 SOX certification room (not extendable)	Pass- through direct costs	One time	NA

TSA – Annex B
Transition Services Agreement Schedule of Services

ID	Description of Service (Extendable Services as defined in the TSA Section 6.1(b) are identified with an asterisk “*”. Unless otherwise noted, the maximum extension is six months.)	Cost (per month exc.noted)	Duration	Required Notice for Early Termination	Service Levels

9.0 Treasury Services (Treasury, Fleet, Credit, Insurance and Real Estate)
9.1

Cash Management

•    Provide the following data for Cash Management processes:

•    Bank Relationship Management: monthly bank fees sent from bank on account analysis statements

•    Bank Accounts: maintain bank accounts listing, signers and documentation via. Excel spreadsheet

•    Cash Positioning and Forecasting: bank balance data by legal entity in U.S., Canada and Mexico only, prior day and intraday bank balances where applicable,

•    Transaction level detail by transaction type (e.g., investments, confirmed/unconfirmed trades, etc.)

•    Provide support/resources for the following Cash Management processes

•    Daily cash positioning

•    Cash flow forecasting physical cash in bank accounts for U.S., Canada and Mexico only

•    Transaction confirmation / settlement

•    Manage / track interest and principal repayments

•    Opening and closing of bank accounts

•    Manage bank portals

•    Cash flow forecasting

•    Manage I/C loans, LE funding

•    Execute external treasury payments (ACH’s, wires)

		$2,250 plus pass- through of direct 3rd party costs	3 months	30 days

9.2

Treasury Systems:

•    SAP Treasury Cash Management and bank portals:

•    Scope of services include: Treasury support for initial set-up and testing (as well as ongoing testing based on SAP system change requirements or service packs) of separate SAP cash management role, LW Co Code specific TRM0, bank websites, training of new LW Treasury staff, the dual control aspect for execution of an ACH/Wire/FX transaction through the SAP Treasury module or banking websites, as well as monitoring and troubleshooting the daily BAI II file & ACH/Wire bank confirm levels 1, 2 &/or 3 to ensure bank account activity is imported into the general ledger.

		$110 per hour	12 months	30 days

TSA – Annex B
Transition Services Agreement Schedule of Services

ID	Description of Service (Extendable Services as defined in the TSA Section 6.1(b) are identified with an asterisk “*”. Unless otherwise noted, the maximum extension is six months.)	Cost (per month exc.noted)	Duration	Required Notice for Early Termination	Service Levels

•    Wire Vendors & Rep Line Setup:

•    Provide cVend business process support in setting up new AP wire vendors as well as modification of existing wires, deleting or adding new repetitive wires using BP and OT81 and daily monitoring of bank files and confirmations.)

9.3

Interim Treasurer Support

•    Provide one existing employee to serve in an interim leadership role for SpinCo Treasury Services in order to provide SpinCo with additional time to find a qualified person to fill the position of SpinCo Treasurer.

•    Employee takes all direction solely from SpinCo management in provision of Treasury Services.

•    Employee has duties and responsibilities solely with respect to the LW Business and for members of the LW Group.

•    Employee has no duties or responsibilities with respect to the Consumer Foods Business or for any member of the ConAgra Group.

•    Charges for this service are based on pass-through of the existing employee’s direct costs including salary, pro-rata share of incentives, benefits, employer taxes, and reasonable travel.

		Pass through of employee’s direct costs including salary, incentives, benefits, claims and travel	3 months	NA

9.3

Light Fleet Vehicle Program:

•    Manage company light fleet vehicle program with Wheels, Inc. Scope of services include CAG Treasury support for initial set-up and testing of two new client IDs (U.S. ~369 vehicles & Canada ~15 vehicles), transferring existing vehicles on the Wheels program prior to close into the new LW program after Spin close, managing relationship with Wheels, Inc. to ensure all assigned drivers and farm/plant locations with pool vehicles receive updated titles & registration, new insurance and fuel cards etc., while maintaining the daily approvals and monitoring of vehicle accidents, maintenance & fuel use.

•    Provide Maintenance Service agreement data

•    Provide support resources to review and approve Maintenance Services Agreement

		$2,600 / month plus pass- through of direct 3rd party costs	3 months	30 days

TSA – Annex B
Transition Services Agreement Schedule of Services

ID	Description of Service (Extendable Services as defined in the TSA Section 6.1(b) are identified with an asterisk “*”. Unless otherwise noted, the maximum extension is six months.)	Cost (per month exc.noted)	Duration	Required Notice for Early Termination	Service Levels

9.4

Credit Services:

•    Provide support/resources for the Credit Check process

•    Assist in workflow of credit apps and phone training as needed. Scope of services include training LW collections group to implement a best in class credit and risk mitigation department. Transition of the credit responsibilities to LW where they have the tools, recommended procedures, and training to absorb these additional responsibilities.

		$110 / hour	3 month	NA

9.5	Insurance • Assist in claims activity • Transition business continuity plans and processes	$110 / hour	3 month	NA

9.6	Risk • Assist in Risk Management functions (systems functionality, not management decisions) • Assist with systems maintenance • Assist in first quarterly reporting flows	$110 / hour	3 month	NA

10.0 Corporate Tax
10.1 Sales & Use Tax
10.1.1	State and Local Sales/Use Tax Return Support • Providing Vertex access (In Appendix 1, LW IT Gold Application list)	Charged in IT

10.2 1099’s
10.2.1	1099 Forms • Preparation of 1099 forms for calendar 2016	TBD	TBD		TBD

TSA – Annex B
Transition Services Agreement Schedule of Services

ID	Description of Service (Extendable Services as defined in the TSA Section 6.1(b) are identified with an asterisk “*”. Unless otherwise noted, the maximum extension is six months.)	Cost (per month exc.noted)	Duration	Required Notice for Early Termination	Service Levels

10.3 Unclaimed Property

10.3.1	Unclaimed property reporting for calendar 2016 • Preparation of unclaimed property reports as required • Provide payment information	Included in 9.1.1	TBD		TBD

10.4 Q2 Provision

10.4.1

FY17Q2 Provision

•    Computation of FY17Q2 income tax provision, adjustments to deferred tax accounts and required disclosures pursuant to ASC 740 for Lamb Weston (includes all entities that are part of Lamb Weston’s consolidated financial statements).

•    Services are performed at the direction and oversight of Lamb Weston and its advisors.

•    Lamb Weston management and/or advisors is responsible for reviewing and making all decisions with to respect the provision.

		Hourly at the following rates: Director $115 Manager $90 Sr Financial Analyst $75	Through filing of Form 10-Q for FY17Q2	N/A

11.0 Facilities and Real Estate

11.1

Occupancy of CAG/Parent office space and related amenities (e.g. Naperville) * (extendable up to 3 months)

•    Includes access to parking, cafeteria services, fitness facilities, security, and office and mail services.

•    Services also include access to facilities database for property info / info finder information, any items handled under corporate, corporate security services, real estate/lease management, facility IQ (tool for utility payments), and EH&S historical data database access

		$750 per occupant	6 months	30 days	Consistent with the six (6) month period prior to the Distribution Date

TSA – Annex B
Transition Services Agreement Schedule of Services

ID	Description of Service (Extendable Services as defined in the TSA Section 6.1(b) are identified with an asterisk “*”. Unless otherwise noted, the maximum extension is six months.)	Cost (per month exc.noted)	Duration	Required Notice for Early Termination	Service Levels

11.2

Real Estate & Facilities:

•    Provide support/resources to assist in the approval or negotiation of additional build out and leases.

•    Assist in completion of build out projects in Kennewick and Eagle,

•    Continuation of McMunnis lease payment processing if needed

		$110 / hour plus pass- through of direct costs and travel	6 months	NA
12.0 TSA Program Management

12.1

Program Management and Project Planning * (extension required to coincide with end date of longest duration service)

•    Program Management resources to manage transition projects and resource coordination with LW/Spinco’s transition team

•    Steering governance

		$10,000 / month	12 months	NA	PMO support for TSA Functions (IT, HR, SC, Finance and overall TSA)

TSA – Annex B – Appendices
Transition Services Agreement Schedule of Services

12.1 Appendix 1: LW Gold Application List

LW Gold Application List
RATIONALIZATION
Application Category	Application Description	Day 1 Status	Day 1 Work	TSA LW Fixed/Pass Thru
Application -Infrastructure	Carbon Black Endpoint Protection	TSA	None
Application	Lockout Pro Enterprise	TSA	None
Application	Line Events Data System (LEDS)	TSA	None	Pass Thru
Application	AMAG Badge Security System	TSA	None
Application	Kronos Workforce Central v 7	TSA	Logically separate
Application	Kronos Workforce Central v5.1.22.808	TSA	None	Pass Thru
Application	Kronos Enterprise - v5.0.5 (Clocks)	TSA	None
Application	Workday (628k/annually)	TSA	None
Application	Intelex	TSA	None
Application-Infrastructure	BMC Control-M 7.0	TSA	None	Fixed
Application-Infrastructure	Incident Management/Remedy Service Now	TSA	None
Application-Infrastructure	BMC Patrol 7.6	TSA	None
Application-Infrastructure	BMC Analytics 4.0	TSA	None
Application	IBM EDI VAN replacement of GIS (Gentran Integration Suite)	TSA	None
Application	ExtendAg/Gradestar	Independent	None
Application	Decernis	Independent	None

TSA – Annex B
Transition Services Agreement Schedule of Services

LW Gold Application List
RATIONALIZATION
Application Category	Application Description	Day 1 Status	Day 1 Work	TSA LW Fixed/Pass Thru
Infrastructure	Thermal Printers	TSA	None
Application	ASC Trac - 8.01	Independent	None
Application	Salesforce.com	TSA	None	Pass Thru
Application	LW Blacksmith	Independent	None
Application	Lamb Weston Brooks Internet (RPM and Intelliscribe)	Independent	None
Application	Milemaker- Rand McNally - v 19- Release 2Q12	TSA	None	Fixed
Infrastructure	Apache Web Server v2.2	TSA	None
Application-Infrastructure	Vision	Independent	None
Application-Infrastructure	PCS	Independent	None
Application	DOMO	Independent	None
Application-Infrastructure	Xray	Independent	None
Application-Infrastructure	TN3270	Independent	None
Application	PVCS Version Manager	Independent	None
Application-Infrastructure	Libra	Independent	None
Infrastructure	ECS	Independent	None
Infrastructure	RightFax	TSA	None
Infrastructure	PrintSmart (Ricoh Printing Peak/Ryzek)	Independent	None
Application	Genesis (Centralized) 9.1	Independent	Extract Data
Infrastructure	SmartNet on DC 2.0 7Ks	Independent	None
Application	Stat-Ease Design Expert	Independent	None
Application- Infrastructure	LW SolidWorks Design Software	Independent	None
Application	LW LinkUP Check Printing	Independent	None

TSA – Annex B
Transition Services Agreement Schedule of Services

LW Gold Application List
RATIONALIZATION
Application Category	Application Description	Day 1 Status	Day 1 Work	TSA LW Fixed/Pass Thru
Application-Infrastructure	WinZip 14.5	Independent	None
Infrastructure	SMS 3rd Party Network Support	Independent	None
Infrastructure	All Data Line & Internet Charges - AT&T	TSA	None
Infrastructure	Cerium	TSA	None
Application	LW Sales Discovery System (SDS)	Independent	None
Application	1 EDI source	Independent	None
Application	Conga	Independent	None
Application	BMI	Independent	None
Infrastructure	High Speed Scanner	Independent	None
Application	Maximo 7 - v7.1.18	Independent	None
Application	Maximo 4.1.1	Independent	None
Application	Minitab	TSA	None
Application	SAS	Independent	None
Application	Amphire / ITrade	Independent	None
Application	Mercer Pension	TSA	None
Application	SiteHawk MSDS Solution	TSA	Separate Contract/License	Fixed
Application	BPCS (Intl - Mexico)	TSA	None
Application	Descartes	Independent	None
Application-Infrastructure	Xcel	Independent	None
Application-Infrastructure	VSE	Independent	None
Application-Infrastructure	Syncsort	Independent	None
Application	Sample Manager v 10.0	TSA	None	Fixed
Application	PFM (Professional Flight Management)	Independent	Extract Data

TSA – Annex B
Transition Services Agreement Schedule of Services

LW Gold Application List
RATIONALIZATION
Application Category	Application Description	Day 1 Status	Day 1 Work	TSA LW Fixed/Pass Thru
Application	AvTrak	Independent	Extract Data
Application	AutoCAD	Independent	None
Application	AutoCAD Factory Design Suite Ultimate	Independent	None
Application	AutoCAD Inventor	Independent	None
Application	AutoCAD LT	Independent	None
Infrastructure	Omaha DataCenter	TSA	None
Infrastructure	Oracle Database Platform Multiple	TSA	Logically separate	Fixed
Application	SISTEM	TSA	None
Application	ADP (check printing)	TSA	None
Application	AutoCAD P&ID	Independent	None
Infrastructure	CoSentry Location (Tierpoint Datacenter)	TSA	None
Application	DS Control Point	TSA	None
Application	Sedgwick Via One Express	TSA	None
Application	W-2 Express	TSA	None
Application	AutoCAD Plant 3D	Independent	None
Application	Contract Management Database	TSA	Logically separate
Application	Sustainable Development Reporting Tool (aka SDRT)	TSA	None
Application	HCAR	TSA	None
Application	Behavioral Observation System (BOS) - aka Be-Safe or BTOPS	TSA	None
Application	HR eforms - Workflow	TSA	None
Application-Infrastructure	LW Portal (SharePoint for links to Café Portal links)	TSA	Follow Up
Application	Sterling Integrator (SI)	TSA	None
Application-Infrastructure	BizRights v 6.1.2.0	TSA	None

TSA – Annex B
Transition Services Agreement Schedule of Services

LW Gold Application List
RATIONALIZATION
Application Category	Application Description	Day 1 Status	Day 1 Work	TSA LW Fixed/Pass Thru
Application	Managed Service - Application	TSA	None	Fixed
Infrastructure	Managed Service - Infrastructure	TSA	None
Infrastructure	Managed Service - Security	TSA	None
Application-Infrastructure	Corel Video Studio Pro	TSA	None
Application	Microsoft Dynamics AX - App	TSA	None
Application-Infrastructure	SharePoint 2007	TSA	None
Application-Infrastructure	SharePoint 2010	TSA	None
Application-Infrastructure	Software - Office 365	TSA	None
Infrastructure	LDAP/Active Directory	TSA	None
Application-Infrastructure	Cafe Portal	TSA	Follow Up
Application	SAP - Financial Accounting (FI) v6.0 EHP6	TSA	Logically separate	Fixed
Application	ACL	Remove	None
Application	ADP	Independent	None
Application	Guardian Electronic I9	Independent	None
Application	DTM3 - Alarm Lock	Independent	None
Application	Lamb-Weston ASI	Independent	None
Application	Sapphire v4.3	Remove	Extract Data
Application-Infrastructure	TMON	Independent	None
Application	Avanti	Independent	None
Application-Infrastructure	SMS Launcher	Independent	None
Application-Infrastructure	BlueBeam PDF Revu	Independent	None
Application	Lockout Pro	Independent	None

TSA – Annex B
Transition Services Agreement Schedule of Services

LW Gold Application List
RATIONALIZATION
Application Category	Application Description	Day 1 Status	Day 1 Work	TSA LW Fixed/Pass Thru
Application	Chesapeake Unclaimed Property Compliance System	Remove	None
Application	Infofinder	Remove	Extract Data
Application	SAP - BW - Business Warehouse	TSA	Logically separate
Application	My Recipe - SuccessFactors	TSA	None	Fixed
Application	SAP - ALM	TSA	None
Application	Attendance	Independent	none
Application	Bill of Materials	Independent	None
Application	Budgeting - Account Management System (AMS)	Independent	Testing Required
Application	Employee Engagement Tracking	Independent	None
Application	Employee Kiosk	Independent	None
Application	Grower Accounting	Independent	None
Application	Grower Portal	Independent	None
Application	Local HRMS/Payroll	Independent	None
Application	LW Earth	Independent	None
Application	Manifest Application Suite	Independent	None
Application	Overtime Signup	Independent	None
Application	Pack Plan	Independent	None
Application	Park Rapids Grade Load	Independent	None
Application	Park Rapids Grower Accounting	Independent	None
Application	Park Rapids Scale Tickets	Independent	None
Application	Quality Assurance Application Suite	Independent	None
Application	Raw Grading (Management)	Independent	None
Application	Shift Reporting (OEE)	Independent	None
Application	Taber Grading	Independent	None
Application	Taber Grower Accounting	Independent	None

TSA – Annex B
Transition Services Agreement Schedule of Services

LW Gold Application List
RATIONALIZATION
Application Category	Application Description	Day 1 Status	Day 1 Work	TSA LW Fixed/Pass Thru
Application	Training Tracking	Independent	None
Application	Unit Cost	Independent	None
Application	USDA Grading	Independent	None
Application	SAP - AP/Treasury	TSA	Logically separate
Application	CIR - Workflow Internally Developed	Remove	Extract Data
Application	Agrep / grep	Independent	None
Application	SAP - BOBJ Crystal Reports XI R2	TSA	Logically separate
Application	SAP - BOBJ Webi 4.0	TSA	Logically separate
Infrastructure	Continuant	Remove	None
Application	Corp Tax	Remove	None
Application-Infrastructure	Dell\Quest - Foglight/Spotlight - Performance Analysis for SQL	Independent	None
Application	DS Collaborate - 7.6	Independent	None
Application	DSFM - Demand Solutions Forecast Management - 9.7	Independent	None
Application	DSRP - Demand Solutions Requirements Planning - 9.7	Independent	None
Application	Demand Solutions Forecast Management (DSFM) and Demand Solutions Replenishment (DSRP) - v 12	Independent	None
Application	Enwisen OffBoarding - v1.0	Remove	None
Application	Enwisen OnBoarding - v4.5	Remove	None
Application	Enwisen Total Rewards Statement - v4.0	Remove	None
Application	Visual Importer	Independent	None
Application	Processor Link - Fidelis	Independent	None
Application	SAP - Business Planning & Consolidation (BPC) v 7.5	TSA	Logically separate
Application	Idera - SQL Admin Toolset	Independent	None
Application	SAP - CPM	TSA	Logically separate

TSA – Annex B
Transition Services Agreement Schedule of Services

LW Gold Application List
RATIONALIZATION
Application Category	Application Description	Day 1 Status	Day 1 Work	TSA LW Fixed/Pass Thru
Application	SAP - Data Services	TSA	Logically separate
Application	SAP - Linkup (Local Check Printing)	TSA	Logically separate
Application	SAP - MRS Multi Resource Scheduling (MRS)	TSA	None
Application	SAP - Project Systems/Fixed Assets	TSA	Logically Separate
Application-Infrastructure	Snag IT	Independent	None
Application	Secure File Transfer (IPSwitch ws_ftp 12 Professional)	Independent	None
Application	Edge Chemical Dispensor	Independent	None
Application	Witness Simulation Software	Independent	None
Application	LW Colos	Independent	None
Application	Markem Coders	Independent	None
Application	SAP - SolMan - Solution Manager	TSA	None
Application	Visual FoxPro	Independent	None
Application-Infrastructure	Microsoft Project	Independent	None
Application-Infrastructure	Microsoft Visio 2010	Independent	None
Application-Infrastructure	Microsoft Visual SourceSafe 2005	Independent	None
Application	SAP - TREX - NetWeaver Search and Classification	TSA	None
Application	Managed Service - BPCS (Intl - Mexico)	TSA	None
Application-Infrastructure	Software - Office 2010	Independent	None
Application-Infrastructure	Software - Office 2013	Independent	None
Infrastructure	CONTRACTED LABOR-LW Mainframe Support (InfoSys)	TSA	None
Application-Infrastructure	SQL Server Management Studio	Independent	None

TSA – Annex B
Transition Services Agreement Schedule of Services

LW Gold Application List
RATIONALIZATION
Application Category	Application Description	Day 1 Status	Day 1 Work	TSA LW Fixed/Pass Thru
Application-Infrastructure	SSAS - SQL Server Analysis Services 2005, 2008, 2012, 2014	Independent	None
Application-Infrastructure	SSIS - SQL Server Integration Services 2008	Independent	None
Application-Infrastructure	SSRS - SQL Server Reporting Services 2008	Independent	None
Application-Infrastructure	Windows SharePoint Services 3.0	Independent	None
Application-Infrastructure	Yammer	Remove	Remove LW users
Infrastructure	Microsoft Azure (Lamb-China) - included in MS EA	Independent	None
Infrastructure	Microsoft Reporting Services (SSRS) 2008	Independent	None
Infrastructure	Network Cost for Infrastructure as a Service (IaaS)	Independent	None
Application	NetDocuments	Remove	None
Application	Phoenix Fuel	Independent	None
Application	Pentaware (PentaSuite)	Independent	None
Application	Ariba eProcurement	Remove	None
Application	Ariba eSourcing - SaaS	Remove	None
Application	SAP - BOBJ Dashboards 4.0	Remove	Logically separate
Application	SAP - Xcelsius	Remove	Logically separate
Application	ScheduleSoft-Lamb Weston	Independent	None
Application	Send Word Now	Remove	None
Application	Portfolio Management (Accolade)	Remove	Extract Data
Application-Infrastructure	Hyena	Remove	None
Application	SYSTRAN	Independent	None
Application	Tibersoft	Independent	None
Application	TimeTrak 10 - timekeeping & scheduling	Independent	None

TSA – Annex B
Transition Services Agreement Schedule of Services

LW Gold Application List
RATIONALIZATION
Application Category	Application Description	Day 1 Status	Day 1 Work	TSA LW Fixed/Pass Thru
Application	TopsPro	Independent	None
Application	Tugboat/SOS	Independent	None
Application	Dairy Comp	Independent	None
Application	MEI - LW	Independent	None
Application	Vertex Returns	Remove	None
Application	Vertex Sales Tax Calculator	Remove	None
Application-Infrastructure	VMWare Horizon Client	Remove	None
Application	WinShuttle	Remove	None
Application	XiBuy	Remove	None
Application	Teammate	Remove	None
Application	Zeus for Windows	Independent	None
Application	CONTRACTED LABOR-Future SAP Ecosystem Support	Independent	None
Application	SAP - ECC Carve Out - SLO	Independent	None
Infrastructure	Cloud Services	Independent	None
Infrastructure	Storage Compute On Prem for Future SAP Ecosystem	Independent	None
Infrastructure	Cloud Support for ERP - dup	Independent	None
Application	CONTRACTED LABOR-ASI Staff Aug/SME Legacy Support (T)	Independent	None
Application	CONTRACTED LABOR-LW Legacy Manufacturing Support (Bill)	Independent	None
Application	CONTRACTED LABOR-LW Production Support (Bill)	Independent	None
Application-Infrastructure	Security Implementation	Independent	None
Infrastructure	Help Desk - Tier Point Outsourced	Independent	None
Infrastructure	Network/Route/Switch/FireWall	Independent	None
Infrastructure	EUC (AppV, SCCM)	Independent	None

TSA – Annex B
Transition Services Agreement Schedule of Services

LW Gold Application List
RATIONALIZATION
Application Category	Application Description	Day 1 Status	Day 1 Work	TSA LW Fixed/Pass Thru
Infrastructure	CONTRACTED LABOR-LW Mainframe Support (TCS)	Independent	None
Infrastructure	Backup Solution	Independent	None
Infrastructure	Storage Compute On Prem	Independent	None
Infrastructure	Email/O365	Independent	None
Infrastructure	CONTRACTED LABOR-LW Mainframe Support (Sirius)	Independent	None
Infrastructure	BPCS AS400 (Intl - Mexico)	Independent	None
Infrastructure	Servers (File/Print) (Intl-Mexico)	Independent	None
Infrastructure	AS400 Robot (Intl-Mexico)	Independent	None
Application	cVend\cMat	TSA	None
Application-Infrastructure	Solera DeepSee (Blue Coat SAP Appliance)	TSA	None
Application	Convey	TSA	None	Fixed
Application	Enwisen - Answersource	TSA	None	Fixed
Application	Workplace	TSA	None
Application	Kronos 5.2 HTML	TSA	None
Application	PeopleSoft HR	TSA	None	Fixed
Application	SimplyWell	TSA	None
Application-Infrastructure	Dameware Mini Remote	TSA	None
Application	Vertex Sales Indirect Tax O Series	TSA	None	Fixed
Application	Vertex Rate Locator 6.0.5.6.1	TSA	None
Application	Visier	TSA	None
Application	GLSU (General Ledger Spreadsheet Uploader) 4.1	TSA	Logically separate	Fixed
Application	Quest Stat	Independent	None
Application	HR: Payroll - PayMatch Maintenance	Independent	None
Application	PTMS (Property Tax Management System)	Independent	None

TSA – Annex B
Transition Services Agreement Schedule of Services

LW Gold Application List
RATIONALIZATION
Application Category	Application Description	Day 1 Status	Day 1 Work	TSA LW Fixed/Pass Thru
Application	Certification (aka AssureNet or CAE) 2.1.0	TSA	Logically separate
Application-Infrastructure	AppSense	TSA	None
Application	Astute ePowerCenter	TSA	Follow Up	Fixed
Application-Infrastructure	Jabber	TSA	None
Application	Concur	TSA	None	Fixed
Application-Infrastructure	Damballa Failsafe	TSA	None
Application	e.CaseTrack	TSA	None	Fixed
Application-Infrastructure	Cisco Stealthwatch (Lancope Network Monitoring)	TSA	None
Application-Infrastructure	Cyber-Ark 9	TSA	None
Application-Infrastructure	FireEye HX (Mandiant host monitoring tools)	TSA	None
Application-Infrastructure	Firemon	TSA	None
Infrastructure	Web Proxying (Bluecoat) 5.4	TSA	None
Infrastructure	Firewalls - Palo Alto VSX R67	TSA	None
Application-Infrastructure	IBM QRadar	TSA	None
Application-Infrastructure	WebEx Audio	TSA	None
Infrastructure	Vendor Remote Access - RAP & Juniper for Vendor QID access	TSA	None
Application-Infrastructure	GigaMon Network Taps	TSA	None
Infrastructure	Riverbed HW Maintenance	TSA	None
Application-Infrastructure	Forensics Software	TSA	None

TSA – Annex B
Transition Services Agreement Schedule of Services

LW Gold Application List
RATIONALIZATION
Application Category	Application Description	Day 1 Status	Day 1 Work	TSA LW Fixed/Pass Thru
Application-Infrastructure	FireEye NX	TSA	None
Application-Infrastructure	Nessus Vulnerability	TSA	None
Application-Infrastructure	Resilient	TSA	None
Infrastructure	Load Balancers 2.14.04DL	TSA	None
Application	SAP - Global Trade Services (GTS)	TSA	None	Fixed
Infrastructure	Cisco SmartNet - AV 9.3	TSA	None
Infrastructure	Tangoe’s Telecom Expense Management (TEM) service	TSA	None
Application	Lease Analysis	Independent	None
Application	EDIX (Intl - Mexico)	TSA	None	Fixed
Application	AutoCAD Plant Design Suite Ultimate	Independent	None
Application	AutoDesk NavisWorks Freedom	Independent	None
Application-Infrastructure	Solarwinds	TSA	None
Application-Infrastructure	WebEx	TSA	None
Application-Infrastructure	Adobe Products	Independent	None
Infrastructure	AV/AVI (simple meeting rooms)	TSA	None
Application-Infrastructure	Cisco_Security_ELA	TSA	None
Infrastructure	Dell Software EA	TSA	None
Infrastructure	DR Mainframe (Hardware Support)	TSA	None
Infrastructure	Mainframe (Hardware Support)	TSA	None
Infrastructure	e911	TSA	None
Infrastructure	Intrado e911 Server	TSA	None
Infrastructure	Cell Phones and Cell Cards - Verizon / Sprint / AT&T/ US Cellular	TSA	None

TSA – Annex B
Transition Services Agreement Schedule of Services

LW Gold Application List
RATIONALIZATION
Application Category	Application Description	Day 1 Status	Day 1 Work	TSA LW Fixed/Pass Thru
Application	AutoDesk Sketchbook Designer	Independent	None
Infrastructure	Telephony - 800, Audi Conf., LD, Local Charges Consolidated	TSA	None
Application	DWG TrueView	Independent	None
Infrastructure	Citrix	TSA	None
Infrastructure	Backup systems and Data Domains Symantec and EMC	TSA	None
Infrastructure	VMWare EA 5.5	TSA	None
Infrastructure	Microsoft Enterprise Agreement (added 3/3/2016)	TSA	None
Infrastructure	Stratix contract - RF Device Motorola MC9190 (RF devices/Motorola)	TSA	None
Infrastructure	APC ISX Manager	TSA	None
Infrastructure	All Data Line & Internet Charges - Level 3	Independent	None
Infrastructure	Cisco Call Manager Licenses	TSA	None
Application	MarkView	TSA	Logically separate	Fixed
Application	Supplier Express	TSA	None	Fixed
Application	Synactive - ALM GuiXT	TSA	None	Fixed
Application-Infrastructure	Trend OfficeScan	TSA	None
Application	APR spend clarity tool	TSA	None	Fixed

The parties agree that this list comprising Appendix 1, while lengthy, may not be 100% complete or accurate. As such, references to this Appendix 1 are understood to include all shared applications in use by the Business as of the six (6) month period up to and including the Distribution Date, whether or not specifically identified in this Appendix1.

*	To also include shared applications used by employees in support of LW/Spinco business operations but not referenced in Appendix 1.

TSA – Annex B
Transition Services Agreement Schedule of Services

12.3 Appendix 3: IT – Labor Rate Card

Resource	Rate
Internal Resource	$TBD / hr
External Resource Onshore	$TBD / hr
External Resource Offshore	$TBD / hr

12.4 Appendix 4: IT – Incident Management/Service Request Targets and SLAs - insert InfoSys SLA / service level matrix

The following is a list of service targets and SLAs that are implemented to aid in managing and monitoring incidents and service requests. The service targets drive the number and type of notifications sent to support groups and management when an incident is active. All Break fix / Production Support incidents must be logged in CAG/Parents central incident management tool.

How do service targets and SLAs work?

There are two main types of service targets: Response and Restoration.

•	Response measures how fast an incident is accepted/acknowledged by the support group to which it is assigned. The response service target starts calculating when an incident is first assigned to a support group and stops calculating when the incident is assigned to an individual and the status is changed to In Progress.

•	Restoration how fast an incident is resolved by the support group. The restoration service target starts calculating when an incident is first assigned to a support group and stops when the incident is resolved.

Service targets and SLAs are based on the priority and service type of an incident and generate certain notifications to keep support groups and the Service Desk informed on how an issue is progressing. There are three service types used in Incident Management: User Service Request, User Service Restoration, and Infrastructure Event.

•	User Service Restoration - These are break/fix issues initiated by a user

•	Infrastructure Event - These are break/fix issues that are generated by a technical system such as Patrol or Control-M.

•	User Service Request - These are requests for something new such as having new software loaded on a computer or requesting a cell phone.

The service type assigned to an incident is identified in the service type field located on the classification tab when viewing an incident in Remedy.

TSA – Annex B
Transition Services Agreement Schedule of Services

The User Service Request and Infrastructure Event service types generate two service targets; one for response and one for restoration. The User Service Request service type generates one service target for response. Each target has its own goal which is displayed in the SLM tab. The goal is based on the priority of the incident which is outlined in detail below.

What Communications do Service Targets and SLAs Drive?

Service targets drive several communications in the form of pages and email depending on the priority. The specifics for each target are outlined in detail below.

Priority Weight Matrix

Priority is based on a selection of impact and urgency. The CAG/Parent determines and has the final determination of the severity of the incident, i.e. Critical/High/Medium/Low. The below weight matrix is administered behind the scenes in Remedy to enable the 5 base service targets:

			Impact
Priority Weight			Excessive/Widespread	Significant/Large	Moderate/Limited	Minor/Localized
Matrix			100	9	7	1
Urgency	Critical	100	Critical	High	High	High
	High	50	Critical	High	High	High
	Medium	10	Critical	Medium	Medium	Medium
	Low	0	Critical	Low	Low	Low

Service Level Matrix

The Acknowledgement Response Time SLA represents the contractual commitment. Acknowledgement Response Time Expectations and the Service Restoration Expectations are considered a measure of user satisfaction. While these measures are not defined as measurable SLAs, the standard of performance is to be consistent with the six months up to and including the Spin.

Assigned Priority Level	Acknowledgement Response Time SLA	Service Restoration Expectations	Priority Definition

Critical	100% within 20 minutes 24x7	2 hours 24x7	Significant operational business impact is already realized and immediate resolution is required to minimize effect of the incident

High	100% within 40 minutes 24x7	4 hours 24x7	Business impact is imminent within 1-2 hours and expeditious resolution is required to avoid affecting business operations

TSA – Annex B
Transition Services Agreement Schedule of Services

Assigned Priority Level	Acknowledgement Response Time SLA	Service Restoration Expectations	Priority Definition

Medium	100% within 4 hours 24x7	8 hours 24x7	Business impact is probable within 2-8 hours

Low	100% within 4 hours (M-F, 8-5pm)	24 hours (M-F, 8-5pm)	Significant impact is unlikely to result within the next 8-24 hours. The issue should be addressed during normal business hours

Service Requests	100% within 8 hours (M-F, 8-5pm)	90% completed successfully by mutually agreed upon date

TSA – Annex B
Transition Services Agreement Schedule of Services

12.5 Appendix 5: TSA Governance

Services defined in this TSA shall be governed by a joint LW/Spinco and CAG/Parent Program Management Office. The TSA Board will be led by designated LW/Spinco and CAG/Parent resources that will collaboratively facilitate the governance process.

The TSA Governance Board will:

•	Meet regularly (Biweekly initially)

•	Review scorecard of agreed upon metrics through the duration of the TSA

•	Serve as a point of escalation regarding services outlined in the schedule of services

•	Review TSA exit plans

•	Jointly review, approve and prioritize work requests

•	Resolve resource constraints in support approved work

Parties will define in Transition Planning escalation protocols to ensure material issues are visible and satisfactorily resolved in a timely manner in accordance with service level agreements.

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